Exhibit 99.b(3)

EXECUTION VERSION

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [Redacted].

PRIVATE & CONFIDENTIAL

To:	SI Swan UK Bidco Limited (the “Company” or “you”)
2nd Floor, Dorey Court, Elizabeth Avenue,
St. Peter Port, Guernsey GY1 2HT

Attn:	The Directors

12 August 2025

To whom it may concern,

Project Swan – Commitment Letter

1	Introduction

1.1	We are pleased to set out in this deed (this “letter”) and in the Term Sheet (as defined below) appended to this letter the terms and conditions on which we are willing to (in the amounts / percentages specified next to our names in the table in Appendix A (Commitments)) provide and make available:

(a)

(i)	a $865 million (equivalent) senior secured term loan facility (“Facility B”) to be made available in the tranches and currencies described in the Term Sheet;

(ii)	a $150 million multicurrency senior secured capex, acquisition and re-organisation term loan facility (the “CAR Facility” and, together with Facility B, the “Term Facilities”); and

(iii)	a $130 million multicurrency senior secured term loan facility (the “ssRCF Bridge Facility” and, together with the Term Facilities, the “Facilities”) as a bridge to, and which may (at the Company’s option in its sole and absolute discretion) be refinanced and/or replaced at any time on or prior to the Conversion Date by, a Revolving Facility (as defined below); and

(b)	the related interim facilities in principal amounts equal to Facility B (“Interim Facility B”) and the ssRCF Bridge Facility (the “Interim ssRCF Bridge Facility” and together with Interim Facility B, the “Interim Facilities”), or, in each case, such lesser amounts as may be required (in the Company’s sole and absolute discretion) including as a consequence of the operation of the other provisions of this letter and the other Commitment Documents provided that, subject to paragraph 4.2 below in respect of any reduction of commitments contemplated thereby, any reduction of the commitments in respect of any Facility and the corresponding Interim Facility shall, unless otherwise agreed with the Commitment Parties (each acting reasonably), be applied on a pro rata basis between the Commitment Parties in respect of such Facility and the corresponding Interim Facility.

1.2	The Facilities and the Interim Facilities are to be provided in connection with, inter alia:

(a)	the direct or indirect acquisition (the “Acquisition”) by the Company of the share capital of Sapiens International Corporation N.V., a limited company organised under the laws of the Cayman Islands (the “Target” and, together with its Subsidiaries, the “Target Group”) in accordance with the terms of the Acquisition Documents; and

1	Project Swan: Commitment Letter

(b)	refinancing the existing indebtedness of the Target Group and paying any fees, costs and expenses payable in connection with the Acquisition or such refinancing (the Acquisition, such refinancing, the payment of such fees, costs and expenses and, in each case, all related steps, the “Transaction”).

1.3	The Company will be indirectly owned and controlled by:

(a)	the Sponsor; and

(b)	any other investors within the definition of Equity Investors (as defined in the Agreed Form Interim Facilities Agreement) (together with the Sponsor, the “Investors”).

1.4	We acknowledge that other banks, financial institutions and other persons (“Third Party ssRCF Lenders”) may enter into discussions with the Company (in its sole and absolute discretion) in relation to a committed multi-currency revolving credit facility (the “Revolving Facility”) to be incurred under the RCF Credit Facility Basket (as defined in the Term Sheet) and to be made available to the Company and certain other members of the Group including in order to replace and/or refinance all or part of the ssRCF Bridge Facility on terms to be agreed between the Company and the relevant Third Party ssRCF Lenders in their sole and absolute discretion, and we acknowledge and agree that the Revolving Facility and any related interim revolving facility shall (subject to the terms of this letter and the other Commitment Documents) be permitted for all purposes under the provisions of this letter, the other Commitment Documents and the Facilities Agreement and other Finance Documents.

1.5	Our commitments are provided on the basis of, and are subject to, the terms and conditions set out in:

(a)	this letter;

(b)	the term sheet in respect of the Facilities attached to this letter as Appendix B (Term Sheet) (the “Term Sheet”);

(c)	the agreed form of interim facilities agreement attached to this letter as Appendix C (Agreed Form Interim Facilities Agreement) (the “Agreed Form Interim Facilities Agreement”); and

(d)	the closing payment letter dated on or around the date of this letter between the parties to this letter in respect of the Facilities and the Interim Facilities (the “Closing Payment Letter”),

the documents described in this paragraph 1.5 (other than paragraph (c) above) together with the Interim Facilities Agreement (as defined in paragraph 2.1 below), as such documents may be amended, amended and restated, supplemented, modified, varied or replaced from time to time in accordance with the amendment provisions contained within the relevant document, being the “Commitment Documents”.

1.6	In the Commitment Documents, unless otherwise specified, references to:

“Acquisition Closing Date” means the occurrence of the Effective Time under and as defined in the Merger Agreement.

“Acquisition Documents” has the meaning given to that term in the Agreed Form Interim Facilities Agreement.

2	Project Swan: Commitment Letter

“Acquisition Long Stop Date” means the last date on which the Acquisition Closing Date could occur under and in accordance with the terms of the Acquisition Documents.

“Additional Commitment Party” means each person appointed as a lender of the Facilities and the Interim Facilities in accordance with this letter, other than an Original Commitment Party.

“Affiliate” means:

(a)	in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company and, in the case of any limited partnership, any entity (including any other limited partnership) which owns or controls or is owned or controlled by the first limited partnership or is under common ownership or control with the first limited partnership; and

(b)	in the case of any Initial GS Lender (or Affiliate thereof): (i) any other Initial GS Lender; (ii) any affiliated investment entity and/or other Affiliate of Goldman Sachs Asset Management L.P. or (iii) any fund, investor, entity or account that is managed, sponsored or advised by Goldman Sachs Asset Management L.P or its Affiliate.

“Approved List” means the list of lenders and potential lenders agreed by the Company and the Original Commitment Parties on or before the date of this letter (as may be amended from time to time in accordance with the Commitment Documents).

“Business Day” has the meaning given to that term in the Agreed Form Interim Facilities Agreement.

“Closing Date” means the first date on which Facility B is drawn to complete the Acquisition, provided that the Closing Date shall, for the purposes of the Commitment Documents, be deemed not to have occurred unless the Acquisition Closing Date has occurred.

“Commitment Party” means each Original Commitment Party and each Additional Commitment Party.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Initial GS Lender” means the persons which are Affiliates of Goldman Sachs Asset Management L.P. indicated as such in Appendix A (Commitments).

“Interim Closing Date” has the meaning given to that term in the Agreed Form Interim Facilities Agreement.

“Merger Agreement” means the agreement and plan of merger to be entered into by, among others, the Company, SI Swan Guernsey Holdco Limited, SI Swan Cayman Merger Sub Ltd., and the Target, in connection with the Acquisition.

“Original Commitment Party” means each person named as an Original Commitment Party on the signature pages to this letter.

“Related Fund” in relation to a fund, vehicle and/or account and/or person or entity which is an Affiliate of a fund, vehicle and/or account and/or other corporate entity (the “first fund”), means a fund, vehicle and/or account and/or other corporate entity (and/or an Affiliate thereof) which is managed or advised directly or indirectly by the same investment manager or investment adviser as the first fund or whose board of directors is the same as the first fund or if employees of the investment manager or investment advisor or an Affiliate thereof of the first fund comprise the majority of its board of directors, or if it is managed by a different investment manager or investment adviser, a fund, vehicle and/or account and/or other corporate entity whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund or a fund, vehicle and/or account entity which is under common investment control as the first fund.

3	Project Swan: Commitment Letter

“Rollover Agreement” means the rollover agreement to be entered into by, among others, SI Swan UK Topco Limited, the Company, SI Swan Guernsey Holdco Limited, SI Swan Cayman Merger Sub Ltd. in connection with the Acquisition.

“Sponsor” means: (a) Advent International, L.P., Advent International GP, LLC, and/or any of their respective Affiliates or Related Funds, any successor entity or permitted assigns of any of the foregoing to which all or substantially all of their business or assets have been (directly or indirectly) transferred and/or any Sponsor Group Company from time to time of any of the foregoing which carries on a similar management, investment and/or advisory business; and/or (b) investment funds or vehicles advised or managed by any of the foregoing (the “Advent Funds”); and/or (c) any investors or limited partners in an Advent Fund and any Related Funds and/or Affiliates of such investors or limited partners (including any fund, managed account and/or other person managed or advised by the same manager or adviser or by a Related Fund and/or an Affiliate of such manager or advisor or which is otherwise under common investment control), provided that any direct or indirect voting rights of any person specified in this paragraph (c) in respect of the Company are directly or indirectly exercisable by any entity specified under paragraphs (a) and/or (b) of this definition (but excluding, in each case, any portfolio operating companies and their subsidiary undertakings in which any Advent Funds hold an interest).

“Sponsor Group Company” means:

(a)	in relation to any body corporate, any entity which from time to time is: (i) a direct or indirect parent company of that body corporate; or (ii) any direct or indirect subsidiary company of any such parent company or that body corporate;

(b)	in relation to a limited partnership, any entity or person which is the general partner of the limited partnership, or any sub-fund or any other limited partnership which the limited partnership or that general partner, directly or indirectly, controls; or

(c)	in relation to any trust, foundation, partnership or other form of entity (in whichever jurisdiction it may be established), the entity or person which possesses, directly or indirectly, the power to manage or govern the trust, foundation, partnership or entity, direct or cause the direction of the management and/or policies of such trust, foundation, partnership or entity (other than through, for the avoidance of doubt, the exercise of shareholder veto rights or other negative consent rights) or appoint its managing and governing body (or a majority of the members thereof), whether through the ownership of voting securities, partnership or other ownership interests, by contract or otherwise.

“Subsidiary” means an entity of which a person has direct or indirect control or owns directly or indirectly more than fifty (50) per cent. of the share capital or similar right of ownership, provided that “control” for this purpose means the power to direct the management and policies of the entity whether through the ownership of share capital, contract or otherwise.

1.7	Words and expressions defined in (or incorporated by reference into) a Commitment Document (and, prior to the execution of the Interim Facilities Agreement, the Agreed Form Interim Facilities Agreement) have the same meaning in this letter and each other Commitment Document unless otherwise provided or the context otherwise requires.

1.8	In addition, in this letter and the other Commitment Documents, unless otherwise provided or if the context requires, a reference to “we”, “us”, “our” or the like shall be construed as a reference to the Original Commitment Parties each acting individually or together as the context requires.

4	Project Swan: Commitment Letter

2	Financing and Commitment

2.1	We are also pleased to confirm our unconditional and irrevocable undertaking to enter into and execute (and/or to procure that any relevant Affiliate and/or Related Fund of ours enters into and executes) by no later than twenty-four (24) hours (excluding any hour on any calendar day that is not a Business Day) following written request by the Company (or such shorter time as we agree to), an interim facilities agreement (the “Interim Facilities Agreement”) in respect of the Interim Facilities in substantially the form of the Agreed Form Interim Facilities Agreement and including:

(a)	such conforming amendments or such other amendments of a technical nature as shall be required to give effect to the appointment of any Additional Commitment Party or in connection with the Revolving Facility and any related interim revolving facility or the joining of any Third Party ssRCF Lenders in accordance with the terms of the Commitment Documents and/or any person which is to act as Interim Facility Agent and/or Interim Security Agent;

(b)	such amendments as are requested by the Third Party ssRCF Lenders providing the Revolving Facility, provided that any such amendments are not materially adverse to the interests of the Interim Term Facility Lenders (taken as a whole) under the Interim Finance Documents; and

(c)	such other amendments which the Commitment Parties and any Additional Commitment Parties have agreed (each acting reasonably).

2.2	The obligations under the Interim Facilities Agreement shall be separately enforceable in accordance with its terms. The provisions of this letter will also remain in full force and effect notwithstanding the entry into the Interim Facilities Agreement and the advance of funds thereunder, unless this letter has been terminated in accordance with its terms.

2.3	We further refer to the letter from us dated on or around the date of this letter relating to the documentary conditions precedent set out in Part I (Conditions Precedent to Interim Closing Date) of Schedule 3 (Conditions Precedent) to the Agreed Form Interim Facilities Agreement, as such letter may be amended, amended and restated, supplemented, modified, varied or replaced from time to time (the “Interim CP Satisfaction Letter”).

2.4	The terms and conditions of this letter shall continue to apply for the purposes of paragraph (a) of clause 3 (The Making of the Interim Utilisations) of the Interim Facilities Agreement and the equivalent provisions of the Facilities Agreement (once executed) and accordingly, we confirm, in our various capacities under the Interim Facilities Agreement and the Facilities Agreement (as defined below) that:

(a)	all documents, evidence and other conditions to first utilisation of the Interim Facilities referred to in paragraph 2.2(a) of the Interim CP Satisfaction Letter:

(i)	have been received by us, are in form and substance satisfactory to us and as such the corresponding conditions precedent will be treated as having been satisfied on the date of execution of the Interim Facilities Agreement; and

(ii)	will be accepted by us in satisfaction of the equivalent conditions precedent in the Facilities Agreement on the date of execution of the Facilities Agreement; and

(b)	all documents, evidence and other conditions to first utilisation of the Interim Facilities referred to in paragraph 2.2(b) of the Interim CP Satisfaction Letter:

(i)	are in an agreed form; and

5	Project Swan: Commitment Letter

(ii)	once executed and/or delivered in such agreed form (together with such amendments as are not materially adverse to the interests of the Original Interim Lenders (taken as a whole) under the Interim Finance Documents or any other changes or additions approved by the Commitment Parties (acting reasonably and in good faith)), as the case may be, by the Company (or such other relevant party):

(A)	will be in form and substance satisfactory to us;

(B)	will be accepted by us in satisfaction of the corresponding conditions precedent in the Interim Facilities Agreement, which will be treated as having been satisfied on the date of such execution and/or delivery and following which the Interim Facilities shall be unconditionally available for utilisation; and

(C)	will be accepted by us in satisfaction of the equivalent conditions precedent in the Facilities Agreement on the date of execution of the Facilities Agreement, once any necessary changes have been made solely to reflect that funding will occur under the Facilities Agreement (and not under the Interim Facilities Agreement).

2.5	For the avoidance of doubt, HPS Investment Partners, LLC is not committing to provide debt financing, but solely to procure that one or more of its Affiliates and/or Related Funds shall commit to provide for the relevant Facilities and Interim Facilities in the manner contemplated by paragraph 1.1 above. In this letter, where an obligation on an Original Lender to provide commitments to provide for the Facilities and Interim Facilities appears, this shall be construed as an obligation on HPS Investment Partners, LLC to procure that one or more Affiliates or Related Funds of HPS Investment Partners, LLC provides commitments to provide for, and provides, the relevant Facilities and Interim Facilities in the aggregate amounts and percentages set out in the table in Appendix A to this letter.

3	Documentation

3.1	It is acknowledged and agreed by the parties to this letter, but without affecting the rights and obligations of the parties under the Interim Facilities Agreement, that it is the parties’ intention that:

(a)	funding of the commitments in respect of the Facilities take place pursuant to a facilities agreement relating to the Facilities (the “Facilities Agreement”) and not the Interim Facilities Agreement; and

(b)	they will negotiate the Facilities Agreement and related intercreditor agreement (the “Intercreditor Agreement” and, together with the Facilities Agreement, the “Debt Financing Documents”) and other Finance Documents (under and as defined in the Facilities Agreement) in good faith to reflect the provisions set out in the Commitment Documents and use all reasonable endeavours to execute the Debt Financing Documents and the other Finance Documents within twenty (20) Business Days (or such longer date as may be mutually agreed) of the date on which the Company notifies the Commitment Parties accordingly but in any event no later than ten (10) Business Days prior to the Acquisition Closing Date (or such later date as may be specified by the Company in its sole and absolute discretion) (the “Proposed Signing Date”) (and if the Company fails to so notify the Commitment Parties, the Proposed Signing Date shall be deemed to be the date falling ten (10) Business Days prior to the Closing Date) so that funding of the Transaction may take place pursuant to the Facilities Agreement and not the Interim Facilities Agreement.

3.2	If, despite negotiation in good faith and the use of all reasonable endeavours, the Debt Financing Documents and the other Finance Documents have not been agreed by the parties prior to the Proposed Signing Date, then on the date falling five (5) Business Days thereafter (or such later date as counsel to the Company has prepared a draft for signature on the following basis) (but without affecting the rights and obligations of the parties under the Interim Facilities Agreement) the parties each undertake to sign (where applicable to such party) (I) a Facilities Agreement and (II) an Intercreditor Agreement, which will contain:

(a)	provisions which reflect the provisions of the Commitment Documents; and

6	Project Swan: Commitment Letter

(b)	with respect to:

(i)	the Facilities Agreement, in relation to any matter which is not (or which is only partially) dealt with in the Commitment Documents, but which is dealt with in the form of facilities agreement provided by you (or on your behalf) to the Commitment Parties prior to the date of this letter (the “Precedent Facilities Agreement”), provisions which are consistent with the corresponding provisions of the Precedent Facilities Agreement; and

(ii)	the Intercreditor Agreement, in relation to any matter which is not (or which is only partially) dealt with in the Commitment Documents but which is dealt with in the form of intercreditor agreement provided by you (or on your behalf) to the Commitment Parties prior to the date of this letter (the “Precedent Intercreditor Agreement”), provisions which are consistent with the corresponding provisions of the Precedent Intercreditor Agreement, in each case, amended as necessary to reflect (A) the terms and conditions of recent precedents of the Sponsor and/or its portfolio companies, in each case, placed in the European leveraged finance market; (B) the legal structure, capital structure, timings and jurisdictions of the Acquisition, the Target Group (and its business growth) and the requirements or requests of any applicable governmental, tax or other regulatory authority (including any Applicable Securities Laws or Relevant Regulator) or by any applicable stock exchange; (C) the Base Case Model and Reports; and (D) the operational and strategic requirements of the Group, (including the operational and strategic requirements of the Group and the Target Group) in light of their industries, businesses, geographic locations, business practices, financial accounting and proposed business plan (together the “Market and Operational Terms”).

3.3	Notwithstanding paragraph 3.2 above, to the extent not set out in Schedule 1 (Key Baskets and Thresholds) of the Term Sheet:

(a)	the thresholds and basket levels applicable to the representations, undertakings and events of default in the Debt Financing Documents will be based on the Precedent Facilities Agreement and/or the Precedent Intercreditor Agreement (as applicable) (together, the “Precedent Agreements”) and sized taking into account the anticipated operational requirements and flexibility of the Target Group following the Acquisition Closing Date; and

(b)	to the extent such thresholds and basket levels cannot be agreed between the parties, the thresholds and baskets in each Debt Financing Document will be based on the corresponding thresholds and baskets in the relevant Precedent Agreement, proportionately increased or decreased (and rounded up to the nearest €5 million or $5 million (as applicable)) to reflect the difference in the EBITDA and gross assets (as relevant) of the target group to which the relevant Precedent Agreements relate at the time of its acquisition to the EBITDA and gross assets (as relevant) of the Target Group (ascertained by reference to the latest available audited or unaudited carve out financial statements of the Target Group and any related adjustments as included in or consistent with the Base Case Model or any Reports),

7	Project Swan: Commitment Letter

in each case, amended as necessary to reflect the Market and Operational Terms and provided that no such thresholds or basket levels in the Facilities Agreement shall be more onerous for the Group or the Target Group than those set out in the terms governing the existing indebtedness of the Target Group (if any).

3.4	In relation to any other matter in respect of any Debt Financing Document which is not dealt with (or which is only partially dealt with) as provided in this paragraph 3, the relevant language shall be:

(a)	such option or language as is reasonably requested by the Company; or

(b)	if the Company does not specify any option or language within five (5) Business Days of the date of a written request by the Commitment Parties, such option or language reasonably requested by the Commitment Parties.

3.5	The first draft of each Debt Financing Document will, unless otherwise agreed, be prepared by the Company’s lawyers on a basis that is consistent with the approach described in this paragraph 3.

4	Appointment

4.1	On acceptance of the offer set out in this letter and subject to the terms of this letter (including the other provisions of this paragraph 4 and paragraphs 5 and 15 below), and except as otherwise provided in the Commitment Documents, the Company:

(a)	appoints each Original Commitment Party as an original lender of the Facilities and the applicable Interim Facilities and each Original Commitment Party hereby agrees to act as an original lender of the Facilities and the applicable Interim Facilities; and

(b)	agrees that no additional original lenders of the Facilities and the Interim Facilities will be appointed, other than in accordance with this letter or the other Commitment Documents, provided that the Company may, in its sole and absolute discretion (and notwithstanding any other term, express or implied of the Commitment Documents), award any other titles, roles or designations in respect of the Acquisition, the Facilities or the Interim Facilities to any person.

4.2	Notwithstanding any other provision in the Commitment Documents and without prejudice to the provisions of paragraph 1.4 above with respect to the appointment of Third Party ssRCF Lenders, the Commitment Parties acknowledge and agree that the Company may, (x) in respect of the Term Facilities (and, where applicable, the corresponding Interim Facilities) no later than the date falling twenty (20) Business Days from (and excluding) the Countersign Date (as defined below); or (y) in respect of the ssRCF Bridge Facility (and, the corresponding Interim ssRCF Bridge Facility) no later than the Conversion Date, in each case, as such applicable dates may be extended from time to time with the consent of the Commitment Parties (each acting reasonably)), mandate and appoint one or more other banks, financial institutions or other persons as Additional Commitment Parties under such Facilities and, where applicable, the corresponding Interim Facilities (or any combination thereof) as the Company selects (in its sole and absolute discretion), provided that:

(a)	any reduction in our commitments in the Facilities and, where applicable, the corresponding Interim Facilities (and the reduction of the commitments of any Additional Commitment Party previously appointed in accordance with this paragraph 4.2) required to accommodate an Additional Commitment Party’s participation shall be made pro rata across the Facilities and, where applicable, the corresponding Interim Facilities to our (and any other Additional Commitment Parties’) respective commitments in the Facilities and Interim Facilities unless otherwise agreed with us or (at the Company’s sole option), unless such reduction is of a greater than pro rata amount of our commitments in the ssRCF Bridge Facility and the Interim ssRCF Bridge Facility;

8	Project Swan: Commitment Letter

(b)	subject to the proviso set out in paragraph 4.1(b) above, we and any Additional Commitment Party participate in the Facilities and, in each case, the corresponding Interim Facilities on the same terms (or terms more favourable to the Commitment Parties) contained within this letter (other than with respect to the amount of our and any Additional Commitment Party’s commitments in the Facilities and, where applicable, the corresponding Interim Facilities which may be different) and the other Commitment Documents with the same pro rata economics in relation to their commitments under the Facilities and Interim Facilities with all such closing payments in respect of the Facilities or Interim Facilities being split pro rata to our and any Additional Commitment Party’s respective commitments under such Facilities or Interim Facilities (other than any agency or similar fees payable to us or an Additional Commitment Party pursuant to any agency fee letter(s)); and

(c)	no later than the Conversion Date, the Company may unilaterally (i) reduce the commitments of any Commitment Party in the ssRCF Bridge Facility and the Interim ssRCF Bridge Facility on a non-pro rata basis; and/or (ii) increase the commitments under the Revolving Facility and the Interim Revolving Facility on a non-pro rata basis up to the available capacity under the RCF Credit Facility Basket (as defined in the Term Sheet) and in each case, allocate such commitments to any other Commitment Party (or Commitment Parties) which agrees to provide such commitments as the Company may select (in its sole and absolute discretion).

4.3	We confirm that, unless otherwise notified to the Company on or prior to the date of this letter, we are prepared and authorised to act (or one of our Affiliates is prepared to act) as:

(a)	facility agent in respect of any or all of the Facilities (the “Agent”);

(b)	security agent in respect of each of the Facilities (the “Security Agent”);

(c)	Interim Facility Agent (as defined in the Interim Facilities Agreement); and

(d)	Interim Security Agent (as defined in the Interim Facilities Agreement),

provided that we acknowledge that:

(i)	the Agent and the Security Agent shall be appointed by the Company in accordance with the Term Sheet and/or the Facilities Agreement; and

(ii)	the Interim Facility Agent and the Interim Security Agent shall be appointed by the Company in accordance with this letter and the Interim Facilities Agreement.

4.4	We confirm that, unless otherwise notified to the Company on or prior to the date of this letter pursuant to paragraph 4.3 above:

(a)	we shall enter into and execute (and/or procure that any relevant Affiliate or Related Fund of ours enters into and executes) by no later than twenty-four (24) hours (excluding any hour on any calendar day that is not a Business Day) following written request from the Company, the Interim Facilities Agreement in our capacity as Interim Facility Agent and/or Interim Security Agent (as requested by the Company);

(b)	our commitments under this letter are not conditional on being appointed as Agent, Security Agent, Interim Facility Agent and/or Interim Security Agent; and

(c)	we will accept the appointment of any Commitment Party, any of their Affiliates or Related Funds or any other person selected by the Company as Agent, Security Agent, Interim Facility Agent and/or Interim Security Agent.

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4.5	We hereby undertake, upon the request of the Company, to enter into new Commitment Documents and any other appropriate documentation to amend or replace or assign or transfer commitments in respect of the Commitment Documents, the Facilities Agreement, the Interim Facilities Agreement, the Intercreditor Agreement, the other Finance Documents and any Interim Finance Documents to reflect any changes or assignments or transfers required to reflect the accession of each of the Additional Commitment Parties and joining such Additional Commitment Parties as a party to the relevant document and/or the establishment of any Revolving Facility and the accession of each Third Party ssRCF Lender and joining such Third Party ssRCF Lender as a party to the relevant document, in each case, in accordance with the terms of this letter and the Commitment Documents.

4.6	The obligations of the Commitment Parties are several. No Commitment Party is responsible for the obligations of any other Commitment Party and failure by a Commitment Party to perform its obligations does not affect the obligations of any other party to any Commitment Document thereunder.

4.7	The Company confirms that it is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any party in relation to the Transaction.

5	Conditions

5.1	The commitment of each Commitment Party to act as original lender in respect of the relevant proportion of the Facilities, on the terms and subject to the conditions set out in the Commitment Documents (but not the commitment to provide the Interim Facilities or the rights and obligations of the parties under the Interim Facilities Agreement), is subject only to the execution of the Facilities Agreement and the Intercreditor Agreement in accordance with paragraphs 2 (Financing and Commitment) and 3 (Documentation) above and there are no other conditions, express or implied, to such commitment.

5.2	Without limiting the conditions precedent provided herein or in the Interim Facilities Agreement to funding the consummation of the Acquisition with the proceeds of the Facilities, the Commitment Parties will cooperate with you as reasonably requested in coordinating the timing and procedures for the funding of the Facilities and the Interim Facilities (as applicable) in a manner consistent with the Acquisition Documents.

5.3	For the avoidance of doubt and notwithstanding any provision to the contrary in the Commitment Documents, we hereby acknowledge and agree that our obligation to provide the Interim Facilities is subject only to the terms and conditions set out in the Interim Facilities Agreement and nothing in the Commitment Documents (including, without limitation, any breach or termination of this letter or any failure to agree any documents pursuant to paragraph 2 (Financing and Commitment) above) shall prevent us from funding, participating or making available the Interim Facilities in accordance with the provisions of the Interim Facilities Agreement.

5.4	Each Commitment Party confirms that:

(a)	it has completed and is satisfied with the results of:

(i)	all client identification procedures in respect of the Investors, the Obligors and Topco (each as defined in the Agreed Form Interim Facilities Agreement) that, in each case, it is required to carry out in connection with making the Facilities or, as the case may be, the Interim Facilities available in connection with the Transaction and assuming its other liabilities and assuming and performing its obligations under the Commitment Documents, in compliance with all applicable laws, regulations and internal requirements (including, without limitation, all applicable money laundering rules and “know your customer” requirements) and it will have no additional requirements in respect of any person as a result of the insertion of additional holding companies above the Company (which do not change the ultimate beneficial ownership of the Company); and

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(ii)	all due diligence which has been carried out by it, or on its behalf, in respect of the Transaction and assuming its liabilities and assuming and performing its obligations under the Commitment Documents, the Group (as defined in the Term Sheet) and the Target Group and that it has no further due diligence requirements;

(b)	it has obtained all necessary approvals (including any regulatory approvals required to lend in the Company’s jurisdiction, credit committee approvals and all other relevant internal approvals) to allow it to provide and/or make available the Facilities and the Interim Facilities to be provided and/or made available by it in the amounts specified in this letter and does not require any further internal credit sanctions or other approvals in order to provide and/or make available the Facilities and the Interim Facilities (as applicable) in such amounts; and

(c)	it has received, reviewed and is satisfied with the form of:

(i)	each of the Interim Security Documents referred to in paragraph 2 (Interim Finance Documents) of Part I (Conditions Precedent to Interim Closing Date) of Schedule 3 (Conditions Precedent) to the Agreed Form Interim Facilities Agreement;

(ii)	each of the legal opinions set out in paragraph 3 (Legal Opinions) of Part I (Conditions Precedent to Interim Closing Date) of Schedule 3 (Conditions Precedent) to the Agreed Form Interim Facilities Agreement;

(iii)	the Acquisition Documents;

(iv)	the Approved List;

(v)	each of the Reports (as defined in paragraph 5 (Reports) of Part I (Conditions Precedent to Interim Closing Date) of Schedule 3 (Conditions Precedent) to the Agreed Form Interim Facilities Agreement)); and

(vi)	the base case model set out in paragraph 6 (Financial Information) of Part I (Conditions Precedent to Interim Closing Date) of Schedule 3 (Conditions Precedent) to the Agreed Form Interim Facilities Agreement,

in each case, in such form provided to us on or prior to the date of this letter and, to the extent that any such document is required to be in form and substance satisfactory to the Finance Parties, that we will accept in satisfaction of any condition precedent to the availability of the Interim Facilities or, as the case may be, the Facilities requiring delivery of that document a final version of the document which is not different in respects which are materially adverse to our interests under the Interim Facilities or the Facilities (as applicable) compared to the version of the document accepted by us pursuant to this paragraph and for these purposes we agree that any changes made to the approved Tax Structure Memorandum in connection with any Holdco Financing (as such term is defined in the Agreed Form Interim Facilities Agreement) will not be considered to be a material and adverse change to the Tax Structure Memorandum, provided that the terms of such Holdco Financing are not inconsistent with the Holdco Financing Major Terms (as such term is defined in the Precedent Facilities Agreement).

5.5	The Company and the Sponsor (in their sole and absolute discretion) may elect to update their due diligence (including any Reports) from time to time and deliver any updated Reports to the Commitment Parties after the date of this letter, and each such updated Report shall be deemed to be in form and substance satisfactory to the Commitment Parties if the final Reports are, in form and substance, substantially the same as the final versions or drafts (as applicable) received by the Commitment Parties on or prior to the date of this letter, save for any changes which are not materially adverse to the interests of the Commitment Parties (taken as a whole) under the Commitment Documents, the Interim Finance Documents and the Finance Documents (as applicable) or any other changes approved by the Commitment Parties (each acting reasonably) with such approval not to be unreasonably withheld, made subject to any condition or delayed. For the avoidance of doubt, the Company and/or the Sponsor may update any due diligence (including any Report) from time to time and there shall be no requirement for any such updates to be provided to the Commitment Parties any Interim Finance Party or any Finance Party (and failure to provide such updates shall not affect the satisfaction of this condition).

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6	Closing Payments, Costs and Expenses

6.1	All closing payments, costs and expenses of the Commitment Parties, the Agent (under and as defined in the Facilities Agreement) and the Security Agent (under and as defined in each Debt Financing Document) shall be paid in accordance with the provisions of the Closing Payment Letter or as set out in the Term Sheet (without double counting).

6.2	Subject to paragraph 6.3 below and save as otherwise provided in the Closing Payment Letter, no original issue discount or fees or other closing payments (including, for the avoidance of doubt, upfront, funding, arrangement, underwriting, market participation, ticking and commitment fees or closing payments), costs or expenses will be payable if the Closing Date or, as applicable, the Interim Closing Date, does not occur.

6.3	Reasonable and properly incurred legal costs, expenses and disbursements in connection with the drafting and the negotiating of the Commitment Documents and/or the Debt Financing Documents and any other pre-agreed costs or expenses, in each case, up to an amount agreed between the Commitment Parties and the Company (or on its behalf) subject to a broken deal discount will be payable by the Company (or on its behalf) even if the Closing Date or, as applicable, the Interim Closing Date does not occur.

7	Payments

7.1	All payments to be made by the Company to a Commitment Party under the Commitment Documents (save in relation to payments made under the Interim Facilities Agreement which shall be made in accordance with the terms of the Interim Facilities Agreement):

(a)	shall be paid in the currency of invoice and in immediately available, freely transferable cleared funds to such account with such bank as the relevant Commitment Party shall notify to the Company with at least five (5) Business Days’ prior written notice;

(b)	shall be paid without set off or counterclaim and free and clear from any deduction or withholding for or on account of any tax (a “Tax Deduction”) unless a Tax Deduction is required by law; and

(c)	are exclusive of any value added tax or similar charge (“VAT”), except where a Commitment Party (or any of its Affiliates or Related Funds) has exercised an option to treat any of the supplies hereunder as subject to VAT, in which case all amounts payable hereunder shall be inclusive of VAT to the extent such VAT arises from the exercising of such option.

7.2	If a Tax Deduction is required to be made by law on a payment to a Commitment Party under any Commitment Document (save for amounts payable under the Interim Facilities Agreement, which shall be made in accordance with the terms of the Interim Facilities Agreement), the amount of the payment due shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required except to the extent that such withholding or deduction would not have arisen but for: (i) the beneficiary of such payment (or any of its Affiliates or Related Funds) being resident in or having any present or former connection with the jurisdiction imposing the relevant tax, other than any connection arising solely as a result of receiving payments hereunder; or (ii) the failure of the beneficiary of such payment (or any of its Affiliates or Related Funds) to provide any form, certificate, document, or other information that would have reduced or eliminated such deduction or withholding where such form, certificate, document, or other information was reasonably requested in writing by the Company.

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7.3	Without limiting the foregoing, if VAT is or becomes chargeable in respect of an amount payable by the Company to a Commitment Party under the Commitment Documents (save for amounts payable under the Interim Facilities Agreement, which shall be made in accordance with the terms of the Interim Facilities Agreement) which constitutes consideration for any supply for VAT purposes and such Commitment Party (or a member of a group or fiscal unity of which it is part for VAT purposes) is required to account to the relevant tax authority for the VAT, the Company shall pay (or procure the payment of) (in addition to any other consideration for the relevant supply) an amount equal to the VAT chargeable on that supply to the relevant Commitment Party (subject to such Commitment Party promptly providing an appropriate VAT invoice to the recipient of the supply to which such VAT relates). Where a Commitment Document requires that a Commitment Party or Indemnified Person is to be reimbursed or indemnified for any cost or expenses, such reimbursement or indemnification (as the case may be) shall include an amount equal to any VAT which has been incurred on such cost or expense, save to the extent that the relevant Commitment Party or Indemnified Person determines (acting reasonably and in good faith) that it (or a member of a group or fiscal unity of which it is part for VAT purposes) is entitled to credit or repayment in respect of such VAT from a tax authority.

8	Information

8.1	At the times set out in paragraph 8.2 below, the Company represents and warrants to the Commitment Parties that, to its knowledge (but provided that the accuracy of such representation and warranty shall not be a condition to funding in respect of any of the Facilities or the Interim Facilities):

(a)	any material written factual information (taken as a whole) provided to the Commitment Parties by, or on behalf of it, or any other member of the Group in connection with the Acquisition (the “Information”) is true and accurate in all material respects on:

(i)	where such Information is dated, the date of such Information;

(ii)	where such Information is stated to be accurate as at a particular date or stated to be given by reference to the facts and circumstances existing on a particular date, the date such Information is stated to be accurate or the date of the facts and circumstances by reference to which such Information is stated to be given; or

(iii)	otherwise, the date on which such Information is provided;

(b)	nothing has occurred or been omitted and no information has been given or withheld that results in the Information being untrue or misleading in any material respect (taken as a whole) in light of the circumstances under which such statements were or are made; and

(c)	any financial projections contained in the Information have been prepared in good faith on the basis of recent historical information and on the basis of reasonable assumptions (it being understood that such projections may be subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and that no assurance can be given that the projections will be realised).

8.2	The representations and warranties set out in paragraph 8.1 above are deemed to be made by the Company on the date that the Company countersigns this letter and by reference to the facts and circumstances then existing on the date hereof (or otherwise in respect of the period to which the relevant Information or projections are expressed to relate or the representations in respect thereof are expressed to be given).

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8.3	The Company acknowledges that the Commitment Parties will be relying on the Information without carrying out independent verification.

8.4	The representations and warranties in paragraph 8.1 above will be superseded by any corresponding representations and warranties contained in the Interim Facilities Agreement and the Facilities Agreement (in each case once signed by all parties thereto).

9	Indemnity

9.1	Whether or not the Facilities Agreement is signed, the Company shall within ten (10) Business Days of written demand (or, if such demand is made prior to the Closing Date, within ten (10) Business Days of the earlier of (a) the Closing Date; and (b) expiry of the Certain Funds Period) (together with reasonably detailed back-up documentation supporting such demand) indemnify and hold harmless the Commitment Parties and any of their respective Affiliates and Related Funds and any of their (or their respective Affiliates’ and Related Funds’) directors, officers, agents, advisers and employees (as applicable) in each case in their capacity as Commitment Party and/or original lender of the Facilities (each an “Indemnified Person”) against any cost, expense, loss, liability (including, except as specified below without limitation, reasonably incurred legal fees and limited, in the case of legal fees and expenses, to one counsel to such Indemnified Persons taken as a whole and in the case of a conflict of interest, one additional counsel to the affected Indemnified Persons similarly situated, taken as a whole (and, if reasonably necessary one local counsel in any relevant jurisdiction)) incurred by or awarded against such Indemnified Person in each case arising out of or in connection with any action, claim, investigation or proceeding (including, without limitation, any action, claim, investigation or proceeding to preserve or enforce rights), commenced or threatened, relating to this letter, the Commitment Documents, the Facilities or the Interim Facilities, the Facilities Agreement or the Interim Facilities Agreement or the Acquisition or the use or proposed use of proceeds of the Facilities or the Interim Facilities or the making available of the Facilities or the Interim Facilities except to the extent such cost, expense, loss or liability resulted:

(a)	directly from fraud, the gross negligence or wilful misconduct of such Indemnified Person or results from such Indemnified Person breaching a term of or not complying with any of its obligations under the Commitment Documents, the Facilities Agreement or the Interim Facilities Agreement and/or any other Finance Document (as will be defined in the Facilities Agreement) or Interim Finance Document or any Confidentiality Undertaking (as defined in paragraph 11.2 below) given by that Indemnified Person; or

(b)	from or relates to any disputes solely among Indemnified Persons and not arising out of any act or omission of the Company or any other entity controlled by the Investors.

9.2	If any event occurs in respect of which indemnification may be sought from the Company, the relevant Indemnified Person shall only be indemnified if (where legally permissible to do so and without being under any obligation to so notify to the extent that it is not lawfully permitted to do so) it:

(a)	notifies the Company in writing within a reasonable time after the relevant Indemnified Person becomes aware of such event and this provision;

(b)	consults with the Company fully and promptly with respect to the conduct of the relevant claim, action or proceeding;

(c)	conducts such claim, action or proceeding properly and diligently; and

(d)	does not settle any such claim, action or proceeding without the Company’s prior written consent (such consent not to be unreasonably withheld or delayed),

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provided that this indemnity shall be superseded by any corresponding indemnity contained in the Interim Facilities Agreement and the Facilities Agreement (as applicable and in each case once signed by all parties thereto).

9.3	Paragraph 9.1 shall not apply to the extent that the relevant cost, expense, loss or liability incurred by or awarded against the Indemnified Person falls within any of the categories set out in clause 10.2 (Exceptions from gross up), paragraph (b) of clause 10.3 (Tax Indemnity), paragraph (b) of clause 11.1 (Increased Costs) of the Agreed Form Interim Facilities Agreement or paragraph 7 (Payments) of this letter.

9.4	The Contracts (Rights of Third Parties) Act 1999 shall apply to this paragraph 9 so that each Indemnified Person may rely on it, subject always to the terms of paragraphs 10 (Third Party Rights) and 22 (Governing Law and Jurisdiction).

9.5	No Commitment Party shall have any duty or obligation, whether as fiduciary for any Indemnified Person or otherwise, to recover any payment made or required to be made under paragraph 9.1.

9.6	Neither (x) any Indemnified Person, nor (y) the Investors (or any of their respective Subsidiaries or Affiliates), the Company (or any of its Subsidiaries or Affiliates), any member of the Target Group or any other Borrower (or any of their respective Subsidiaries or Affiliates) shall be liable for any indirect, special, punitive or consequential losses or damages in connection with its activities related to the Facilities, the Interim Facilities or the Commitment Documents.

10	Third Party Rights

10.1	Except as otherwise expressly provided in the Commitment Documents, the terms of the Commitment Documents may be enforced only by a party to such Commitment Documents and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

10.2	Notwithstanding any term of the Commitment Documents, no consent of a third party is required for any termination or amendment of the relevant Commitment Documents.

11	Confidentiality

11.1	Each of the parties to this letter acknowledges that the Commitment Documents and all Confidential Information (as defined in paragraph 11.2 below) are confidential and no party to this letter shall (and each party shall ensure that none of its Affiliates or Related Funds (or any of their respective directors, officers, employees and agents) shall), without the prior written consent of each of the other parties to this letter, disclose the Commitment Documents or their contents or any Confidential Information to any other person except:

(a)	(i) as required by law or as requested by any applicable governmental, tax or other regulatory authority (including any Applicable Securities Laws or Relevant Regulator) or by any applicable stock exchange or if required in connection with any legal, administrative or arbitration proceedings or (ii) to the CUSIP Service Bureau, Clearpar or Loanserv or any similar agency in connection with the issuance and monitoring of CUSIP numbers, private placement numbers or any other similar numbers with respect to the Facilities or Interim Facilities, provided that the person to whom the Commitment Documents or Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that disclosing party (acting reasonably and in good faith), it is not practicable so to do in the circumstances;

(b)	to (i) its Affiliates and Related Funds and each of their (or their respective Affiliates’ or Related Funds) respective directors, officers, advisers, employees, agents, auditors, partners and professional advisers and representatives of each of the foregoing and (ii) its prospective funding sources (including, without limitation, limited partners, investors, managed accounts or clients of the participating funds) and their respective employees on a confidential and need-to-know basis for the purposes of the Facilities and the Interim Facilities, provided that in the case of (i) above, is informed in writing of its confidential nature and that some or all of such Confidential Information may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information and in the case of (ii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking (unless such person is an employee of a party (or any other worker, contractor or consultant who is subject to substantially equal confidentiality obligations as an employee of a party) or such party’s Affiliate and Related Funds) or is otherwise bound by requirements of confidentiality in relation to the Confidential Information and has been made aware of and agreed to be bound by the obligations under this paragraph or are in any event subject to confidentiality obligations as a matter of law or professional practice);

15	Project Swan: Commitment Letter

(c)	the Company may disclose any Commitment Document or any Confidential Information to any actual or potential investor in the Company (including the Sponsor) or any of its Holding Companies and any of their respective Affiliates and advisers provided that the person to whom the Confidential Information is to be given has been made aware of and agreed to be bound by the obligations under this paragraph or are in any event subject to confidentiality obligations as a matter of law or professional practice;

(d)	that each of the parties to this letter may disclose any Commitment Document or any Confidential Information to any of its Affiliates or Related Funds or to any bank, financial institution or other person (including any Additional Commitment Party and/or Third Party SSRCF Lenders) and any of their respective Affiliates or Related Funds and advisers with whom it is discussing the transfer, assignment or participation of any commitment or obligation under any Commitment Document, provided that:

(i)	if such person if not listed on the Approved List, it must obtain the prior written consent of the Company prior to providing the Confidential Information to such person; and

(ii)	the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(e)	that the Company may make the Commitment Documents (other than the Closing Payment Letter unless, prior to the date on which the Merger Agreement is signed by all parties thereto, the fee amounts are redacted or otherwise withheld) available to the board of directors and/or management of the Target Group, any holders of shares in the Target or Target Group and each of their professional advisers in connection with the Acquisition and any person who may join as an Additional Commitment Party or a lender of the Facilities or the Interim Facilities, provided that they have been made aware of and agree to be bound by the obligations under this paragraph or are in any event subject to confidentiality obligations as a matter of law or professional practice;

(f)	that the Company may disclose the existence of the Interim Facilities Agreement, the Facilities Agreement and their respective terms and the identity of each party thereto or make the Commitment Documents available to the financial advisors appointed by it (or its Affiliates) in connection with the Acquisition and each of their Affiliates and professional advisers, provided that they have been made aware of and agree to be bound by the obligations under this paragraph or are in any event subject to confidentiality obligations as a matter of law or professional practice;

16	Project Swan: Commitment Letter

(g)	that the Company may disclose the existence thereof and the fees and/or closing payments contained in the Closing Payment Letter as part of projections, pro forma information and generic disclosure of aggregate sources and uses related to closing payments and fee amounts to the extent customary or required in marketing materials, any proxy or other public filing;

(h)	subject to prior consultation with the Company, to rating agencies (in connection with obtaining a rating required under the Commitment Documents and/or the Debt Financing Documents) who have been made aware of, and agree to be bound by, the obligations under this paragraph or are in any event subject to confidentiality obligations as a matter of law or professional practice;

(i)	as part of any “due diligence” defence where the recipients have been made aware of, and agree to be bound by, the obligations under this paragraph or are in any event subject to confidentiality obligations as a matter of law or professional practice; and

(j)	other than to the extent permitted pursuant to the preceding paragraphs above, to the extent the Company has consented to such disclosure in writing (which may include through electronic means).

11.2	In this letter:

“Confidential Information” means:

(a)	the Commitment Documents and all of their terms; and

(b)	all information relating to the Company, the Group, the Investors, the Target Group, the Transaction, the Finance Documents (as will be defined in the Facilities Agreement), the Interim Finance Documents, the Facilities and/or the Interim Facilities which is provided to a Commitment Party or any of their Affiliates or Related Funds or advisers (the “Receiving Party”) in relation to the Transaction, the Finance Documents, the Interim Finance Documents, the Facilities and/or the Interim Facilities by the Company, the Group, the Investors, the Target Group or any of their Affiliates or advisers (the “Providing Party”), in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by the Receiving Party of a confidentiality agreement to which that Receiving Party is party;

(ii)	is identified in writing at the time of delivery as non-confidential by the Providing Party; or

(iii)	is known by the Receiving Party before the date the information is disclosed to the Receiving Party by the Providing Party or is lawfully obtained by the Receiving Party after that date, from a source which is, as far as the Receiving Party is aware, unconnected with the Providing Party, the Company, the Investors, the Group or the Target Group and which, in either case, as far as the Receiving Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the form of the latest version of such undertaking recommended by the Loan Market Association or in any other form agreed between the Company and the Commitment Parties and in each case capable of being relied upon by, and not capable of being materially amended without the consent of, the Company.

17	Project Swan: Commitment Letter

12	Publicity and Announcements

12.1	All publicity in connection with the Facilities and the Interim Facilities shall be managed by the Company in consultation with the Commitment Parties (acting reasonably).

12.2	Subject to paragraph 4 (Appointment) above, no public announcements regarding the Facilities, the Interim Facilities or any appointment of any Commitment Party or the Transaction shall be made without the prior written consent of the Company acting in consultation with the Commitment Parties (acting reasonably).

13	Conflicts

13.1	The provisions of this paragraph 13 are without prejudice to and subject to the obligations of the parties under paragraph 11 (Confidentiality).

13.2	Each Commitment Party agrees that it will use the information supplied by the Company (or any other person on the Company’s behalf) in connection with the Transaction for the sole purpose of providing advice and/or financing to the Company (and its Affiliates) in its capacity as a Commitment Party.

13.3	No Commitment Party (nor any of their Affiliates or Related Funds) shall use any Confidential Information in connection with providing services to other persons or furnish such information to such other persons.

13.4	The Company acknowledges that the Commitment Parties have no obligation to use any information obtained from another source for the purposes of the Facilities or the Interim Facilities or to furnish such information to the Company or its Affiliates.

13.5	Neither the relationship described in this letter nor the services provided by the Commitment Parties or any of our respective Affiliates or Related Funds to the Company or its Affiliates or any other matter will give rise to any fiduciary, equitable or contractual duties (including, without limitation, any duty of confidence) which could prevent or hinder the Commitment Parties or their respective Affiliates or Related Funds providing similar services to other customers, or otherwise acting on behalf of other customers or for their own account. However, the Commitment Parties shall not use any Confidential Information in connection with providing services to other persons or furnish such information to such other persons. No Commitment Party shall, nor shall any of their respective Affiliates or Related Funds, be required to account to the Company for any payment, remuneration, profit or benefit obtained by it as a result of acting in the ways referred to above or as a result of entering into any transaction with the Company or its Affiliates or providing services to the Company or its Affiliates.

13.6	The Commitment Parties reserve the right to employ the services of certain of their respective Affiliates (the “Commitment Party Affiliates”) in providing services incidental to the provision of the Facilities or the Interim Facilities (as applicable) and to the extent a Commitment Party employs the services of such a Commitment Party Affiliate, it will procure that such Commitment Party Affiliate performs its obligations as if such Commitment Party Affiliate were a party to this letter in the relevant capacity. The Company agrees that in connection with the provision of such services, the Commitment Parties and our Commitment Party Affiliates may share with each other any Confidential Information or other information relating to the Company, the Investors, the Group and the Target Group, subject to the Commitment Party Affiliates agreeing to keep confidential any such Confidential Information or other information in accordance with the provisions of paragraph 11 (Confidentiality) of this letter.

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14	Assignments

14.1	Subject to the other provisions of this paragraph 14:

(a)	no Commitment Party may assign any of its rights or transfer any of its rights or obligations under the Commitment Documents (other than to an Affiliate or Related Fund, provided that the Commitment Party remains responsible for the performance by such Affiliate or Related Fund of all of that Commitment Party’s obligations under the Commitment Documents and for any loss or liability suffered by the Company or its Affiliates as a result of such Affiliate’s or Related Fund’s failure to perform such obligations and that the assignment and/or transfer does not result in any additional cost to the Company or any of its Affiliates, including, but not limited to, a VAT cost or a Tax Deduction in respect of which the Company or any of its Affiliates would be required to make an increased payment under paragraph 7.2 of this letter, the “Permitted Lender Transferees”) without the prior written consent of the Company and provided that:

(i)	each Permitted Lender Transferee shall assume and acquire the same rights and obligations against the other parties to the Commitment Documents as if it was an original party to this letter (including in relation to the status of all documentary conditions precedent under the Interim Facilities Agreement); and

(ii)	the Commitment Party shall remain responsible for the performance by each such Permitted Lender Transferee of any such functions under the Commitment Documents and for any loss or liability suffered by the Company or its Affiliates as a result of such Permitted Lender Transferee’s failure to perform such obligations, and any purported assignment or transfer without such consent, or not otherwise in accordance with this paragraph, shall be null and void; and

(b)	the Company may not assign any of its rights or transfer any of its rights or obligations under the Commitment Documents.

14.2	Each Commitment Party may delegate any or all of its rights and obligations under the Commitment Documents to any of its Affiliates or Related Funds (each a “Delegate”) and may designate any Delegate as responsible for the performance of its appointed functions under the Commitment Documents, provided that such Commitment Party shall remain responsible for the performance by each Delegate of any such functions under the Commitment Documents and for any loss or liability suffered by the Company, the Group or the Investors as a result of such Delegate’s failure to perform such obligations.

14.3	The Company may assign its rights or transfer its rights and obligations under the Commitment Documents (the date of such assignment or transfer being the “Effective Date”) to any other company, partnership or person (including newly formed companies, partnerships or persons) directly or indirectly controlled by the Investors for the purposes of the Transaction, in each case, as set forth in the Tax Structure Memorandum (or, with the prior written consent of the Commitment Parties, any other person) (a “Permitted Company Transferee”), by executing and delivering to the Commitment Parties an accession deed executed by the Permitted Company Transferee in substantially the form set out at Appendix D (Form of Accession Deed), or such other form as may be agreed between the Commitment Parties and the Company (each acting reasonably) (an “Accession Deed”), provided that:

(a)	at the time of such assignment or transfer each Commitment Party has (acting reasonably) completed all of its applicable anti-money laundering and “know your customer” requirements on the relevant Permitted Company Transferee which the Commitment Parties undertake to complete as soon as reasonably practicable upon the request of the Company; and

(b)	the Permitted Company Transferee has (i) been assigned all of the Company’s rights and has assumed all of the Company’s obligations under each other Commitment Document or (ii) if the Company has not countersigned the Commitment Documents, the Permitted Company Transferee has by way of an Accession Deed assumed all rights and obligations that the Company would have had if it had countersigned the Commitment Documents.

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14.4	With effect from the Effective Date:

(a)	the Permitted Company Transferee shall assume all of the Company’s rights and obligations under the Commitment Documents and be bound by the terms of the Commitment Documents as if the Permitted Company Transferee had been an original party to the Commitment Documents as at the date of this letter and all references in any Commitment Document to the countersignature of that Commitment Document (including this letter) by the Company shall remain in force and include the execution and delivery of an Accession Deed in accordance with this paragraph 14.4 and, for the avoidance of doubt, if a Permitted Company Transferee executes an Accession Deed prior to the date that any Commitment Document is countersigned by the Company, the Permitted Company Transferee shall be deemed to have the right to validly accept the offer and terms of this letter and the other Commitment Documents as set out in the Accession Deed without any further countersignature or other form of acceptance from the Commitment Parties;

(b)	the Company will be irrevocably and unconditionally released and discharged from all obligations and liabilities and any further performance, liabilities, claims and demands under the Commitment Documents howsoever arising (whether past, present, future or contingent) and the Commitment Parties will accept the liability of the Permitted Company Transferee in place of the Company under the Commitment Documents; and

(c)	all references to “the Company”, “you” or “your” (as applicable) in the Commitment Documents shall, save as used in this paragraph 14.4 or where the context otherwise requires in paragraphs 14.3 and 14.5, be construed to refer to the Permitted Company Transferee.

14.5	The Commitment Parties further acknowledge and agree to enter into (and procure that a Permitted Lender Transferee enters into) new Commitment Documents and any other appropriate documentation (including a conditions precedent status letter in the same form as the Interim CP Satisfaction Letter), to amend or replace the Commitment Documents, the Debt Financing Documents, the other Finance Documents and any other Interim Finance Documents to effect the assignment or transfer of the Company’s rights and obligations under the Commitment Documents to a Permitted Company Transferee.

15	Termination

15.1	Our commitments and other obligations set out in this letter are irrevocable and (with the exception of the obligation to keep this offer open for acceptance in accordance with paragraph 15.5 below) shall become effective only if the offer contained in this letter is accepted in writing by the Company in the manner set out in paragraph 15.5 below, and such commitment and obligations (but not the commitment to provide the Interim Facilities or the rights and obligations of the parties under the Interim Facilities Agreement, which shall terminate only in accordance with its terms) shall, subject to the terms of this paragraph 15, otherwise expire and terminate at 11.59 p.m. (in London) on the earliest to occur of:

(a)	if the Merger Agreement has not been executed by the Company on or before such date, the date falling thirty (30) Business Days from (and excluding) the Countersign Date;

(b)	the date falling five (5) Business Days after (and excluding) the Closing Date;

(c)	the date which is the earlier of:

(i)	the date falling forty (40) Business Days (for these purposes as defined in the Merger Agreement) after (and excluding) the Acquisition Long Stop Date; and

20	Project Swan: Commitment Letter

(ii)	the date falling twelve (12) months after (and excluding) the Countersign Date,

such date being the “Commitment Long Stop Date”, provided that if the Interim Facilities have been utilised, the Commitment Long Stop Date shall be automatically extended to 11.59 p.m. (in London) on the Final Repayment Date (as defined in the Interim Facilities Agreement), to the extent such date would fall after the Commitment Long Stop Date; and

(d)	the date on which the Company (or any of its Affiliates) determines and notifies us in writing (which notification shall be provided as soon as reasonably practicable after making such determination) that:

(i)	it has conclusively withdrawn or terminated its offer in respect of the Target;

(ii)	if the Merger Agreement has been signed, the Merger Agreement has been validly and conclusively terminated prior to the Commitment Long Stop Date in accordance with its terms,

or, in each case, such later time and date as agreed by the Commitment Parties (each acting reasonably and in good faith).

15.2	Notwithstanding anything to the contrary in this letter or the other Commitment Documents, in the event that an initial drawdown occurs under the Interim Facilities Agreement, the commitments and agreement contained herein shall neither expire nor terminate prior to the Final Repayment Date of the Interim Facilities (as defined in the Interim Facilities Agreement).

15.3	You shall have the right (in your sole and absolute discretion) to terminate this letter and/or the commitments of any Commitment Party hereunder (or any portion thereof) in respect of any Facility and the corresponding Interim Facility at any time upon written notice to them.

15.4	If the Company exercises its termination rights in respect of an individual Commitment Party:

(a)	the Company’s and its Affiliates’ rights against and obligations to the other Commitment Parties under the Commitment Documents shall remain in full force and effect;

(b)	the Company shall have the right to appoint one or more Additional Commitment Parties in respect of the terminated Commitments of that Commitment Party (on the same terms contained in the Commitment Documents (or terms more favourable to the other Commitment Parties) and on the same economics as the relevant Commitment Party), notwithstanding that the deadline for appointing an Additional Commitment Party may have expired; and

(c)	each Commitment Party hereby undertakes, upon the request of the Company, to enter into new Commitment Documents and any other appropriate documentation to amend or replace the Commitment Documents, the Facilities Agreement, the Interim Facilities Agreement, the Intercreditor Agreement, the other Finance Documents (and any Interim Finance Documents (as defined in the Interim Facilities Agreement)) to reflect any changes required to reflect the accession of any such bank, financial institution or other person and joining such bank, financial institutions or other person as a party to the relevant document and/or the removal of the relevant Commitment Party from the Commitment Documents.

15.5	If the Company does not accept the offer made by the Commitment Parties in this letter by signing the applicable counterparts of:

(a)	this letter; and

(b)	the Closing Payment Letter,

21	Project Swan: Commitment Letter

before 11.59 p.m. (in London) on the date falling twenty (20) Business Days after (and excluding) the date of this letter or if later, the date of the public announcement of the Acquisition, (the “Countersign Date”), such offer shall terminate at such time and, for the avoidance of doubt, the offers, agreements and undertakings of the Commitment Parties contained in the Commitment Documents remain irrevocably capable of acceptance (and may not be revoked or withdrawn by the Commitment Parties) prior to the Countersign Date. Without any failure to do so in any way prejudicing or affecting the foregoing, nor without operating as a condition to or other requirement for the Company’s acceptance of the offer made by the Commitment Parties in this letter, the Company agrees to provide a copy of each of the abovementioned Commitment Documents countersigned by the Company to the contacts identified on the signature pages below (or their legal counsel) promptly after the Company has countersigned such Commitment Documents.

16	Survival

The rights and obligation of the parties hereto under this paragraph, paragraphs 6 (Closing Payments, Costs and Expenses) to 14 (Assignments) (inclusive) and paragraphs 18 (Service of Process) to 22 (Governing Law and Jurisdiction) (inclusive) shall survive and continue after any expiry or termination of the Commitment Parties’ obligations (including any of their permitted successors and assigns) under the Commitment Documents but shall:

(a)	in the case of paragraphs 7 (Payments), 8 (Information), 9 (Indemnity) and 11 (Confidentiality), terminate on the execution of the Facilities Agreement to the extent that substantially equivalent provisions are contained therein (but without prejudice to the accrued rights and obligations at the time of termination); and

(b)	to the extent the Facilities Agreement is not signed, in the case of paragraph 11 (Confidentiality), terminate on the second anniversary of the date of this letter.

17	Remedies and Waivers

17.1	The failure to exercise or delay in exercising a right or remedy under the Commitment Documents will not constitute a waiver of that right or remedy or a waiver of any other right or remedy and no single or partial exercise of any right or remedy will preclude any further exercise of that right or remedy, or the exercise of any other right or remedy.

17.2	Except as expressly provided in the Commitment Documents, the rights and remedies contained in the Commitment Documents are cumulative and not exclusive of any rights or remedies provided by law.

18	Service of Process

18.1	Without prejudice to any other mode of service allowed under any relevant law, the Company:

(a)	irrevocably appoints Law Debenture Corporate Services Limited of 8th Floor, 100 Bishopsgate, London, EC2N 4AG, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with the Commitment Documents; and

(b)	agrees that failure by an agent for service of process to notify the Company of the process will not invalidate the proceedings concerned.

18.2	If any person appointed as process agent is unable for any reason to act as an agent for service of process, the Company must promptly (and in any event within ten (10) Business Days of such event taking place) appoint another process agent on terms acceptable to the Commitment Parties (acting reasonably).

22	Project Swan: Commitment Letter

19	Partial Invalidity

If, at any time, any provision of the Commitment Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

20	Entire Agreement

20.1	The Commitment Documents set out the entire agreement between the Commitment Parties and the Company with regards to providing and/or the making available (as relevant) of the Facilities and the Interim Facilities and supersede any prior oral and/or written understandings or arrangements relating to the Facilities and the Interim Facilities.

20.2	Any provision of the Commitment Documents (other than the Interim Facilities Agreement) may only be amended or waived by way of a written amendment or waiver signed by the Commitment Parties and the Company, or otherwise in accordance with the terms of such Commitment Document.

20.3	Any provision of the Interim Facilities Agreement may only be amended or waived in accordance with its terms.

20.4	This letter supersedes and replaces the commitment letter (including all appendices thereto) dated 10 August 2025 from the commitment parties named in the signature pages thereto to you in relation to the Facilities and the Interim Facilities (the “Original Commitment Letter”) in its entirety. The Original Commitment Letter is hereby terminated and ceases to be in force and effect and no obligations or amounts payable thereunder shall be assumed by or owing to any person.

21	Counterparts

The Commitment Documents may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature (including (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile, e-pencil or .pdf signature) hereto or any other certificate, agreement or document related to this transaction, and any contract formation or record keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record keeping system to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of any Commitment Document.

22	Governing Law and Jurisdiction

22.1	Each Commitment Document and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law unless otherwise specified in the Commitment Documents.

22.2	Each of the parties to this letter agrees that the courts of England have exclusive jurisdiction to settle any disputes in connection with the Commitment Documents and any non-contractual obligation arising out of or in connection with it and each of the parties to this letter accordingly submits to the jurisdiction of the English courts.

22.3	Each of the parties to this letter further agrees:

(a)	to waive any objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with the Commitment Documents and any non-contractual obligation arising out of or in connection with the Commitment Documents; and

23	Project Swan: Commitment Letter

(b)	that a judgment or order of an English court in connection with the Commitment Documents and any non-contractual obligation arising out of or in connection with it is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

22.4	The Commitment Parties acknowledge that the Company may seek specific performance by the Commitment Parties and any other finance parties (howsoever described) in respect of each Commitment Party’s commitments and of its agreement to enter into and to make advances under the Debt Financing Documents, the Finance Documents and/or the Interim Finance Documents for the funding of the Transaction in addition to any other available remedies and that damages are not an adequate remedy with respect to these matters.

23	Contractual Recognition of Bail-in

23.1	Notwithstanding any other term of the Commitment Documents or any other agreement, arrangement or understanding between the parties to the Commitment Documents, each of the parties to this letter and the other Commitment Documents acknowledges and accepts that any liability of any party to the Commitment Documents to any other party under or in connection with the Commitment Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of the Commitment Documents to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

23.2	For the purposes of this paragraph 23:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-in Legislation.

24	Project Swan: Commitment Letter

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or Affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or Affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

24	PATRIOT ACT

Certain of the Commitment Parties may be required, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001 and as amended), to obtain, verify and record information that identifies each Borrower and each Guarantor, which information includes names, addresses, tax identification numbers and other information that will allow each relevant Commitment Party to identify each Borrower and each Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for the Commitment Parties and each Commitment Party.

This letter has been executed and delivered as a deed by the Commitment Parties on the date stated at the beginning of this letter and shall take effect as a deed notwithstanding the fact that the Company may execute this deed under hand.

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25	Project Swan: Commitment Letter

Appendix A
Commitments

26	Project Swan: Commitment Letter

Appendix B
Term Sheet

AGREED FORM

PROJECT SWAN - TERM SHEET

Unless otherwise defined in this Term Sheet, capitalised terms used in this Term Sheet and not defined herein have the meanings given to them in the Commitment Letter or given or to be given to them in the Precedent Facilities Agreement or the Precedent Intercreditor Agreement (as applicable).

Any term of the Facilities Agreement or the Intercreditor Agreement which is not or is only partially described in this term sheet or the other Commitment Documents shall be as per the equivalent term of the Precedent Facilities Agreement or the Precedent Intercreditor Agreement (as applicable).

27	Project Swan: Term Sheet

Section 1
Parties and Documentation

Original Lenders:	Each Commitment Party appointed in accordance with the terms of the Commitment Letter.

Agent, Security Agent and Issuing Bank:	Any person which is selected by the Company and which, in each case, agrees (or (if provided therein) has agreed pursuant to paragraph 4.3 of the Commitment Letter) to act as Agent for the Facilities, Security Agent or Issuing Bank (as applicable).

Topco:	SI Swan UK Finco Limited, being the direct Holding Company of the Company and identified as “UK Finco” in the Tax Structure Memorandum.

Company:	SI Swan UK Bidco Limited, identified as “UK Bidco” in the Tax Structure Memorandum.

Group	The Company and its Restricted Subsidiaries.

Original Borrowers:	The Company.

Original Guarantors:	The Company.

Legal Counsel to the Obligors:	Kirkland & Ellis International LLP.

Legal Counsel to the Original Lenders:	Davis Polk & Wardwell London LLP.

Documentation:

The Facilities Agreement and the Intercreditor Agreement shall be documented on the basis set out in the Commitment Letter and this Term Sheet. [1]

The first draft of the Facilities Agreement, the Intercreditor Agreement and the Transaction Security Documents shall be prepared by counsel for the Obligors, unless otherwise specified by the Company (or its Affiliate).

[1]	Note: if required, technical updates will be made to the Precedent Agreements to the extent necessary to reflect the financing being made available by way of a privately placed bond issuance (rather than by way of loans).

28	Project Swan: Term Sheet

Section 2
Facility B

Facility:	Term loan facility.

Amount / Currencies:	$865 million (equivalent), to be tranched into Facility B (EUR) and Facility B (USD) as follows:

(a)	Facility B (EUR): provided, made available and funded on each Utilisation Date in US Dollars, with funded US Dollar amounts being redenominated for all purposes under the Facilities Agreement into euros immediately following funding such that the proceeds of each Facility B (EUR) Loan are received by the relevant Borrower in US Dollars but all repayment obligations, interest payments and participations in respect of that Facility B (EUR) Loan are denominated in euros; and

(b)	Facility B (USD): provided, made available and funded on each Utilisation Date in US Dollars and not subject to any redenomination thereafter.

The foreign exchange rate which shall apply to the redenomination of Facility B (EUR) Commitments from US Dollars to euro shall be determined by the Company (in good faith) in consultation with the Original Lenders on or prior to the date of the initial Utilisation Request in respect of Facility B, including by reference to the rate (or the weighted average of any rates) applied under any hedging or derivative agreement entered into by or on behalf of a member of the Group in contemplation of or connection with the proposed redenomination of Facility B (EUR) Commitments or the Transaction (or by reference to such other arrangements, including as regards rate, time and/or date, as the relevant Original Lenders under Facility B (EUR) and the Company may agree from time to time).

Facility B Borrowers:	The Original Borrowers and any Additional Borrower.

Ranking:	Guaranteed and secured as set out in Section 6 (Obligors, Guarantees and Transaction Security) and ranking (i) pari passu with the other Senior Facilities, (ii) in right of payment, pari passu with the ssRCF Bridge Facility and Revolving Facility and (iii) in right to receive proceeds from an enforcement of Transaction Security (or a transaction in lieu of enforcement of the Transaction Security) (x) pari passu with the ssRCF Bridge Facility, and (y) junior to any Indebtedness which is permitted to be designated as Super Senior Lender Liabilities under the Intercreditor Agreement (including, if established, Indebtedness under any Revolving Facility Incurred under the RCF Credit Facility Basket described in Schedule 1 (Key Baskets and Thresholds)).

Termination Date / Repayment Profile:	Seven (7) years after the Closing Date (bullet repayment).

Purpose:	As per paragraph (a) of Clause 3.1 (Purpose) of the Precedent Facilities Agreement.

29	Project Swan: Term Sheet

Availability Period:	The period beginning on (and including) the date of the Facilities Agreement to (and including) the last day of the Certain Funds Period (referred to below).

Number of Utilisations:	Facility B (EUR): four (4). Facility B (USD): four (4).

Specified Time:	U-5.

Certain Funds Period:	The period beginning on (and including) the date of the Facilities Agreement and ending at 11.59 p.m. (in London) on the earliest to occur of:

(a)	the date falling five (5) Business Days after (and excluding) the Closing Date;

(b)	the date which is the earlier of:

	(i)	the date falling forty (40) Business Days (for these purposes as defined in the Merger Agreement) after (and excluding) the Acquisition Long Stop Date; and

	(ii)	the date falling twelve (12) months after (and excluding) the Countersign Date,

such date being the “Long Stop Date”; and

(c)	the date on which the Company (or any of its Affiliates) determines and notifies the Agent in writing (which notification shall be provided as soon as reasonably practicable after making such determination) that the Merger Agreement has been validly and conclusively terminated prior to the Long Stop Date in accordance with its terms, provided that:

	(i)	if the Interim Facilities have been utilised, the Long Stop Date shall be automatically extended to 11:59 p.m. (in London) on the Final Repayment Date (as defined in the Interim Facilities Agreement), to the extent such date would fall after the Long Stop Date; and

	(ii)	the Long Stop Date or any other date and/or time listed above may otherwise be extended to such later time and/or date as agreed by the Commitment Parties (each acting reasonably and in good faith) or all of the Lenders (each acting reasonably and in good faith).

30	Project Swan: Term Sheet

Section 3
CAR Facility

Facility:	Multicurrency committed capex, acquisition and reorganisation/structuring term loan facility.

Amount / Base Currency:	$150 million as may be adjusted as described in Section 4 ( ssRCF Bridge Facility ).

Optional Currencies:	EUR and GBP and any other currency agreed between the Company and the Original Lenders participating in the CAR Facility (each acting reasonably and in good faith) prior to the date of the Facilities Agreement and any other currency selected by the relevant Borrower (or the Obligors’ Agent on its behalf) in accordance with the mechanics in the Precedent Facilities Agreement.

CAR Facility Borrowers:	The Original Borrowers and any Additional Borrower.

Ranking:	As per Facility B.

Termination Date / Repayment Profile:	Seven (7) years after the Closing Date (bullet repayment).

CAR Drawdown Condition:	As per the Precedent Facilities Agreement provided that the definition of “CAR Drawdown Condition” will be replaced as follows:

“CAR Drawdown Condition” means in respect of a CAR Facility Loan:

(a)	no Event of Default is continuing; and

(b)	such CAR Facility Loan (after giving pro forma effect to the proposed use of proceeds (but disregarding any proceeds which are funded to balance sheet), the incurrence in full of such CAR Facility Loan and any other adjustment permitted by this Agreement) would constitute Permitted Debt capable of being Incurred as Senior Secured Indebtedness pursuant to paragraph (b)(i)(C) of Section 1 (Limitation on Indebtedness) of Schedule 15 (General Undertakings),

in each case, as at the Applicable Test Date, provided that (i) the ratio set out in paragraph (b)(i)(C) of Section 1 (Limitation on Indebtedness) of Schedule 15 (General Undertakings) shall be deemed to be increased for these purposes only solely by the amount of then available capacity under paragraph (b)(i)(B) of Section 1 (Limitation on Indebtedness) of Schedule 15 (General Undertakings) (expressed as a ratio by dividing such available capacity by LTM EBITDA as at the Applicable Test Date) (the “Available Freebie Amount”); and (ii) such available capacity under paragraph (b)(i)(B) of Section 1 (Limitation on Indebtedness) of Schedule 15 (General Undertakings) shall (without prejudice to the other provisions of this Agreement, including paragraph (u) (Automatic reclassification into ratio-based permissions) of Clause 26.3 (Calculations)) be deemed to be reduced on a $ for $ basis by any such amount of any CAR Facility Loan incurred solely in reliance on the Available Freebie Amount.”

Purpose:	As per paragraph (b) of Clause 3.1 (Purpose) of the Precedent Facilities Agreement.

Availability Period:	The period beginning on (and including) the date of the Facilities Agreement to (and including) the date falling three (3) years after the Closing Date.

Number of Utilisations:	As per the Precedent Facilities Agreement, being no more than fifteen (15) CAR Facility Loans to be outstanding at any time.

Specified Time:	U-8

Certain Funds Period:	As per Facility B and following the expiry of the Certain Funds Period, available on a customary “agreed certain funds” basis as per the Precedent Facilities Agreement.

31	Project Swan: Term Sheet

Section 4
ssRCF Bridge Facility

ssRCF Bridge Facility:	Multicurrency committed term loan bridge facility.

Amount / Base Currency:	$130 million as may be adjusted as described in the section headed “Termination Date / Repayment Profile” below.

Optional Currencies:	As per the CAR Facility.

ssRCF Bridge Facility Borrowers:	The Original Borrowers and any Additional Borrower.

Ranking:	As per Facility B and the CAR Facility.

Termination Date / Repayment Profile:	Six (6) months (bullet repayment).

If, at 11.59 p.m. (in London) on the Termination Date of the ssRCF Bridge Facility (the “Conversion Date”):

(a)	Available Commitments: there are Available Commitments under the ssRCF Bridge Facility on the Conversion Date, those Commitments will be, either (at the election of the Company in its sole and absolute discretion): (x) cancelled; or (y) re-allocated so as to increase the Available Commitments under the CAR Facility (on a $-$ basis), after which they will be available to the Group to be utilised by way of CAR Facility Loans under the Facilities Agreement provided that there will be a corresponding $-$ reduction in the available capacity under the Freebie Basket and/or (in the Company’s sole and absolute discretion) the RCF Credit Facilities Basket (or any combination of the foregoing), by reference to the amount of Available Commitments which are elected by the Company to be so re-allocated, or any combination of (x) and (y); and/or

(b)	Funded Commitments: any funded Commitments under the ssRCF Bridge Facility have not been repaid and/or refinanced and remain outstanding on the Conversion Date, those Commitments shall automatically be deemed to be participations in outstanding CAR Facility Loans on terms mirroring those of the CAR Facility, including in respect of maturity, economics and call protection, either (at the election of the Company in its sole and absolute discretion): (x) in place of a corresponding amount of Available Commitments under the CAR Facility which will be deemed permanently cancelled in an equal $-$ amount; or (y) so as to increase the Total CAR Facility Commitments on a $-$ basis provided that there will be a corresponding $-$ reduction in the available capacity under the Freebie Basket and/or (in the Company’s sole and absolute discretion) the RCF Credit Facility Basket, or any combination of the foregoing.

Purpose:	As per the CAR Facility.

Availability Period:	On and from the Closing Date to (and including) the Conversion Date.

Number of Utilisations:	No more than fifteen (15) ssRCF Bridge Facility Loans to be outstanding at any time. [2]

Specified Time:	As per Facility B.

Certain Funds Period:	As per Facility B and following the expiry of the Certain Funds Period, available on a customary “agreed certain funds” basis as per the Precedent Facilities Agreement.

Cleandown:	None.

[2]	ssRCF Bridge Facility available for cash Loans and not Letters of Credit, Bank Guarantees or Ancillary Facilities.

32	Project Swan: Term Sheet

Section 5
Economics

Margin:	Subject to the ratchet described below, the Margin is as follows:

	Facility B:	[Redacted]% per annum.

	CAR Facility:	[Redacted]% per annum.

	ssRCF Bridge Facility:	[Redacted]% per annum.

Margin Ratchet:

From the date that is six (6) Months after the Initial Utilisation Date, the Margin shall vary as set out below by reference to the Senior Secured Net Leverage Ratio (“SSNL”) and otherwise in accordance with the Precedent Facilities Agreement:

SSNL	Margin (% per annum)
Greater than [Redacted]:1	[Redacted]
Equal to or less than [Redacted]:1 but greater than [Redacted]:1	[Redacted]
Equal to or less than [Redacted]:1	[Redacted]

PIK Toggle:	As per the Precedent Facilities Agreement provided that:

	(a)	the proviso to the definition of “Part Cash Margin” will be updated to reflect a minimum cash pay margin of [Redacted]% per annum;

	(b)	paragraph (ii) of the definition of “Part PIK Margin” will be updated to reflect a PIK premium of [Redacted]bps per annum per [Redacted]bps of Cash Margin elected to be paid-in-kind (on a pro rata basis), subject to a maximum cap of [Redacted]bps per annum;

	(c)	paragraph (f) of Clause 15.4 (Election to pay interest in-kind) will be updated to refer to a period of twelve (12) Financial Quarters in aggregate; and

	(d)	no Cash-PIK Election Notice may be delivered whilst a Material Event of Default is continuing.

33	Project Swan: Term Sheet

Interest Rate Floor:	Zero (0%) – all currencies.

Commitment Fee:	Facility B:	None.

	CAR Facility:	[Redacted] per annum, commencing on first day following 6 months after the Closing Date, as per the Precedent Facilities Agreement.

	ssRCF Bridge Facility:	None. Any Available Commitments under the ssRCF Bridge Facility which are elected to be reallocated into the CAR Facility in accordance with provisions in Section 4 ( ssRCF Bridge Facility ) will, from the date after the Conversion Date, accrue commitment fees as per the CAR Facility.

Prepayment Fees:	Facility B / CAR Facility:	[Redacted], provided that the references in Clause 17.8 (Prepayment fees) to “Margin Start Date” will be replaced with “Initial Utilisation Date”.

	ssRCF Bridge Facility:	[Redacted]. Any Commitments under the ssRCF Bridge Facility which are elected to be reallocated into the CAR Facility on the Conversion Date in accordance with provisions in Section 4 ( ssRCF Bridge Facility ) will, from (and including) the date immediately after the Conversion Date, be subject to the provisions of Clause 17.8 (Prepayment fees) as per the CAR Facility.

Closing Payments / Ticking Fees:	As set out in the Closing Payment Letters.

Agent / Security Agent Fees:	As agreed with the relevant Agent / Security Agent.

34	Project Swan: Term Sheet

Section 6
Obligors, Guarantees and Transaction Security

Additional Borrowers:	As per the Precedent Facilities Agreement provided that the definition of “Approved Jurisdictions” in paragraph (a)(i)(B) of Clause 31.2 (Additional Borrowers) (which will apply to the Facility B, the CAR Facility and the ssRCF Bridge Facility) will be updated to refer to the Cayman Islands, Luxembourg, the Netherlands, the United Kingdom and the United States.

Guarantor and Security coverage / Guarantor Jurisdictions / Material Subsidiaries / Agreed Security Principles:	As per the Precedent Facilities Agreement provided that the definition of “Guarantor Jurisdictions” in paragraph (b)(iii) of Clause 27.7 (Guarantees and Security) will be updated to refer to any member state of the EU, Israel, the United Kingdom and the United States.

35	Project Swan: Term Sheet

Section 7
Conditions to Utilisation

Initial Conditions Precedent:	As per Schedule 3 (Conditions Precedent) to the Agreed Form Interim Facilities Agreement, with the addition of:

(a) the execution of the Intercreditor Agreement by Topco and the members of the Group which are party to such documents; and

(b) the Fee Letters in relation to the fees payable to the Agent and the Security Agent pursuant to Clause 17.5 (Agent and Security Agent fees) of the Precedent Facilities Agreement.

Notwithstanding anything to the contrary, there will be no conditions precedent directly or indirectly relating to any member of the Target Group becoming a guarantor or granting security over its assets or any person granting security over shares in, or receivables owed by, any member of the Target Group.

Certain Funds:	As per the Precedent Facilities Agreement.

Further Conditions Precedent / Pre-Funding:	As per the Precedent Facilities Agreement.

36	Project Swan: Term Sheet

Section 8
Other Common Terms

Voluntary Prepayment and Cancellation / Mandatory Prepayment and Cancellation / Representations and Warranties:	As per the Precedent Facilities Agreement.

Information Undertakings:	As per the Precedent Facilities Agreement.

Financial Covenant - Facility B / CAR Facility / ssRCF Bridge Facility:

None.

The Revolving Facility may include a financial covenant for the sole benefit of the applicable lenders thereunder, provided that a breach of such covenant or default or event of default arising therefrom shall not be a breach in respect of the Senior Facilities and/or constitute a Default or Event of Default in respect of the Facility B, the CAR Facility and/or the ssRCF Bridge Facility.

Financial Definitions, Pro Forma Adjustments & Calculations:	As per the Precedent Facilities Agreement provided that paragraph (q) of Clause 26.3 (Calculations) will be deleted.

Events of Default (including Clean Up Periods and Excluded Matters) / Positive Undertakings / Negative Undertakings:	As per the Precedent Facilities Agreement (as amended in accordance with the baskets and thresholds set out in Schedule 1 (Key Baskets and Thresholds) and the terms of the Commitment Documents).

Debt Incurrence (including Additional Facilities and most-favoured-nation provisions):	Mechanics, conditions and other terms as per the Precedent Facilities Agreement (as amended in accordance with the baskets and thresholds set out in Schedule 1 ( Key Baskets and Thresholds)).

Baskets and thresholds:

Key baskets and thresholds (including tests, permissions and de minimis amounts) for the Facilities Agreement are set out in Schedule 1 (Key Baskets and Thresholds).

At any time, the Company may elect for some or all of the baskets or other metrics denominated in US Dollars to be redenominated into euro (the “Basket Redenomination”) at the rate used to determine the euro-equivalent amount of Facility B (EUR) in accordance with Section 2 (Facility B) or determined in accordance with paragraph (v)(ii) of Clause 26.3 (Calculations). At the request of the Company (in its sole and absolute discretion), the Agent and the Company will promptly enter into any amendments to the Facilities Agreement and/or any other Finance Document as the Company or the Agent (acting reasonably) (as the case may be) consider necessary to ensure that the terms of the Facilities Agreement and any other applicable Finance Document accurately reflect the Basket Redenomination. No consent from any Finance Party shall be required in connection with the implementation of (and related amendment or waiver as part of the implementation of) the Basket Redenomination. The Agent will be authorised and instructed by each Finance Party (without any further consent, sanction, authority or further confirmation from them) to enter into such documentation as is reasonably required by the Company or the Agent to reflect a Basket Redenomination.

37	Project Swan: Term Sheet

Assignment and Transfers:	As per the Precedent Facilities Agreement.

Amendments/Voting Thresholds:	As per the Precedent Facilities Agreement.

Tax:	As per the Precedent Facilities Agreement, amended as necessary to reflect the terms and conditions of recent top tier sponsor precedents in the European leveraged finance market and the jurisdictions of the Borrowers (including any Approved Jurisdiction).

Mandatory Hedging:	None.

Management input:

The Finance Parties acknowledge that this Term Sheet and the Precedent Facilities Agreement, including, without limitation, the representations and warranties, undertakings, financial covenant, events of default, baskets and thresholds set out herein or in the Precedent Facilities Agreement, have been negotiated without full access to the management of the Target Group.

The parties to the Commitment Documents agree to negotiate in good faith any amendments, variations or supplements to this term sheet, the Facilities Agreement or any other Finance Document to the extent reasonably requested prior to the relevant signing dates by the Group for the anticipated operational requirements and flexibility of the Group following the Closing Date.

General:	Save as set out in this Term Sheet, no provisions of the documents for the Facilities shall be more onerous for or restrictive on the Group than:

(a)	the Precedent Agreements, other sponsor-supported unitranche loan precedents or other equivalent Market Terms with references to the Precedent Agreements to be construed accordingly;

(b)	the existing financing arrangements of the Target Group (and the terms thereof); and

(c)	in the case of any relevant local law matters (including guarantee provisions and security documents), the relevant provisions in any recent top-tier (or other equivalent Market Terms) sponsor-led European financing involving that jurisdiction.

Governing Law and Jurisdiction:	As per the Precedent Facilities Agreement.

38	Project Swan: Term Sheet

AGREED FORM

Schedule 1
Key Baskets and Thresholds3

Basket / Threshold		Description – Facilities Agreement	Provision of Precedent Facilities Agreement (if applicable)
Debt Incurrence
Ratio Basket	Unlimited Indebtedness provided that pro forma Total Net Leverage Ratio (“TNL”) does not exceed [Redacted]:1 (“Opening TNL”).		Paragraph 1(a), Schedule 15
Credit Facilities Basket	Equal to the sum of:		Paragraph 1(b)(i)(A), Schedule 15
	(a)	the €-equivalent of $[●][4] million or, if greater, the amount of Facility B (EUR) as at the Closing Date; plus

	(b)	$[●] million or, if greater, the amount of Facility B (USD) as at the Closing Date; plus

	(c)	[Redacted] or, if greater, the amount of the CAR Facility as at the Closing Date; plus

	(d)	[Redacted] or, if greater, 100% of LTM EBITDA (the “RCF Credit Facility Basket”).

Freebie Basket	75% of LTM EBITDA.	Paragraph 1(b)(i)(B), Schedule 15
Senior Secured Ratio Debt	Unlimited Senior Secured Indebtedness provided that pro forma SSNL does not exceed [Redacted]:1 (”Opening SSNL”).	Paragraph 1(b)(i)(C), Schedule 15
Junior Secured Ratio Debt	Unlimited Second Lien Indebtedness provided that pro forma Total Secured Net Leverage Ratio (”TSNL”) does not exceed [Redacted]:1 (“Opening TSNL”).	Paragraph 1(b)(i)(D), Schedule 15
Other Ratio Debt	Unlimited Indebtedness which is not Senior Secured Indebtedness or Second Lien Indebtedness provided that pro forma Total Net Leverage Ratio (“TNL”) does not exceed Opening TNL.	Paragraph 1(b)(i)(E), Schedule 15

[3]	Note: (1) All hard number baskets to be set based on financing EBITDA of [Redacted] with the hard number in the definition of Opening Consolidated EBITDA in the Precedent Senior Facilities Agreement to be replaced accordingly; (2) each basket referred to below by reference to a % of LTM EBITDA will be expressed in the Senior Facilities Agreement as the “higher of” that % of LTM EBITDA and a fixed number basket which will be calculated as Opening Consolidated EBITDA multiplied by the applicable % of LTM EBITDA and rounded up to the nearest $5 million; and (3) all baskets in this Term Sheet are references to basket amounts in the Senior Facilities Agreement.
[4]	Note: €-equivalent amount calculated by reference to the foreign exchange rate which is applied to redenominate the funded Facility B (EUR) Commitments and determined in accordance with the applicable provisions described in Section 2 (Facility B).

39	Project Swan: Term Sheet

Basket / Threshold	Description – Facilities Agreement	Provision of Precedent Facilities Agreement (if applicable)
Grandfathering basket for Existing Target Debt	Indebtedness of the Target Group outstanding as of the Closing Date or Incurred (or available for Incurrence) under a facility committed or in effect as of the Closing Date plus all Capitalized Lease Obligations and factoring outstanding as of the Closing Date shall, in each case, be permitted.	Paragraph 1(b)(iv)(A), Schedule 15
Management Advances Basket	12.5% of LTM EBITDA.	Paragraph 1(b)(iv)(D), Schedule 15 and paragraph (d) of the definition of “Management Advances”
Acquisition Debt / Acquired Debt – General Basket	25% of LTM EBITDA.	Paragraph 1(b)(v)(A), Schedule 15
Acquisition Debt / Acquired Debt – Ratio Basket	In addition to the Acquisition Debt / Acquired Debt – General Basket described above, unlimited Acquisition / Acquired Debt if the Company could incur debt under the sections headed “Senior Secured Ratio Debt”, “Junior Secured Ratio Debt” and the “Other Ratio Debt” above.	Paragraph 1(b)(v)(B), Schedule 15
Cap. Leases / Purchase Money	50% of LTM EBITDA.	Paragraph 1(b)(vii)(A)(2), Schedule 15

40	Project Swan: Term Sheet

Basket / Threshold	Description – Facilities Agreement	Provision of Precedent Facilities Agreement (if applicable)
L/C’s and guarantee facilities	7.5% of LTM EBITDA.	Paragraph 1(b)(viii)(A)(2), Schedule 15
Bankers’ acceptances, warehouse receipts, reverse factoring etc.	7.5% of LTM EBITDA.	Paragraph 1(b)(viii)(D)(2), Schedule 15
Operating / cash management / overdraft facilities	30% of LTM EBITDA.	Paragraph 1(b)(viii)(E)(2), Schedule 15
Guarantee products	30% of LTM EBITDA.	Paragraph 1(b)(viii)(J)(2), Schedule 15
Contribution Debt	100%.	Paragraph 1(b)(x), Schedule 15
Non-Guarantor debt and guarantees of JV debt	20% of LTM EBITDA.	Paragraph 1(b)(xi), Schedule 15
General Basket	40% of LTM EBITDA.	Paragraph 1(b)(xiii), Schedule 15
Recourse receivables / inventory financings / asset-backed lending	40% of LTM EBITDA.	Paragraph 1(b)(xiv)(D), Schedule 15
Disqualified Stock Basket	10% of LTM EBITDA.	Paragraph 1(b)(xvii), Schedule 15
Local Facilities	40% of LTM EBITDA.	Paragraph 1(b)(xix), Schedule 15

41	Project Swan: Term Sheet

Basket / Threshold	Description – Facilities Agreement	Provision of Precedent Facilities Agreement (if applicable)
Right to incur Indebtedness from Available RP Capacity Amounts	None.		N/A
Non-Guarantor Debt Cap	75% of LTM EBITDA, solely applicable to Indebtedness Incurred under:		Paragraph 1(g), Schedule 15 and the definition of Non-Guarantor Debt Cap
	(a)	the “Ratio Basket”;
	(b)	the “Other Ratio Debt” basket
	(c)	(in respect of Acquisition Debt only) the “Acquisition Debt / Acquired Debt – Ratio Basket” above;
	(d)	the “Freebie Basket”; and
	(e)	the “Contribution Debt” basket

Restricted Payments
CNI Build-up Incurrence Test	To access the CNI Build-up basket, no Event of Default may be continuing and pro forma TSNL does not exceed [Redacted]:1.	Paragraph 2(a)(A) and (B), Schedule 15
CNI Build-up	As per Precedent Facilities Agreement.	Paragraph 2(a)(C)(1)-(5), Schedule 15
CNI Build-up Starter Basket	25% of LTM EBITDA.	Paragraph 2(a)(C)(6), Schedule 15
Repurchases from Management	As per Precedent Facilities Agreement.	Paragraph 2(b)(vi), Schedule 15
Sponsor Fees	5% of LTM EBITDA in any Financial Year.	Paragraph 2(ix)(C), Schedule 15
Holding Company Expenses	7.5% of LTM EBITDA in any Financial Year.	Paragraph (2)(ix)(D), Schedule 15
Restricted Payments – General Basket	35% of LTM EBITDA, subject to no Event of Default.	Paragraph 2(b)(xvii)(A), Schedule 15

42	Project Swan: Term Sheet

Basket / Threshold	Description – Facilities Agreement	Provision of Precedent Facilities Agreement (if applicable)
Ratio Basket

Subject to no Event of Default, unlimited if:

(a) pro forma TSNL does not exceed [Redacted]:1 and may be funded from any source;

(b) pro forma TSNL does not exceed [Redacted]:1 and no less than 50% is funded from the Available Amount; or

(c) pro forma TSNL does not exceed [Redacted]:1 and funded 100% from the Available Amount.

Paragraphs 2(b)(xvii)(C)(1)-(3), Schedule 15
Subordinated Indebtedness Starter Basket	30% of LTM EBITDA.	Paragraph 2(b)(xix)(A), Schedule 15
Payment of Principal of Subordinated Indebtedness	Subject to no Material Event of Default, unlimited payments of Subordinated Indebtedness if pro forma TSNL does not exceed [Redacted]:1 above the applicable ratio set out in the sections entitled “Ratio Basket – General” and/or “Ratio Basket – Available Amount” based upon the source from which such payment is funded.	Paragraphs 2(b)(xix)(B)(1)-(3), Schedule 15
Permitted Investments
JVs	30% of LTM EBITDA.	Paragraph (t) of the definition of “Permitted Investment”, Schedule 17
Similar Businesses	30% of LTM EBITDA.	Paragraph (u) of the definition of “Permitted Investment”, Schedule 17
General basket	40% of LTM EBITDA.	Paragraph (v) of the definition of “Permitted Investment”, Schedule 17
Unrestricted Subsidiaries	30% of LTM EBITDA subject to no Material Event of Default.	Paragraph (w) of the definition of “Permitted Investment”, Schedule 17

43	Project Swan: Term Sheet

Basket / Threshold	Description – Facilities Agreement	Provision of Precedent Facilities Agreement (if applicable)
Investments Ratio Basket	Unlimited if (i) pro forma SSNL is equal to or less than Opening SSNL; or (ii) if funded from Available Amount. No blocker will apply to the Investments ratio basket.	Paragraph (hh) of the definition of “Permitted Investment”, Schedule 17
Asset Sales
De minimis exception from “Asset Disposition”	20% of LTM EBITDA.	Definition of “Asset Disposition“, Schedule 17
Cash consideration de minimis	20% of LTM EBITDA.	Paragraph 4(a)(ii), Schedule 15
Designated Non-Cash Consideration Basket	25% of LTM EBITDA.	Paragraph 4(a)(ii)(E), Schedule 15
Reinvestment Timetable	365 days + 180 days if committed.	Paragraph 4(a)(iii), Schedule 15

Deleveraging Excess Proceeds Thresholds	Pro forma SSNL	% of Net Available Cash from an Asset Disposition which will constitute Excess Proceeds	Paragraph 4(b), Schedule 15
	Greater than [Redacted]:1	100
	Equal to or less than [Redacted]:1 but greater than [Redacted]:1	75
	Equal to or less than [Redacted]:1 but greater than [Redacted]:1	50
	Equal to or less than [Redacted]:1	0

44	Project Swan: Term Sheet

Basket / Threshold	Description – Facilities Agreement	Provision of Precedent Facilities Agreement (if applicable)
Excess Proceeds Threshold	30% of LTM EBITDA per transaction.	Paragraph 4(c), Schedule 15
Affiliate Transactions
De minimis exception	10% of LTM EBITDA.	Paragraph 5(a), Schedule 15
Board approval threshold	15% of LTM EBITDA.	Paragraph 5(a)(ii), Schedule 15
Permitted Liens
General Baskets	Permitted Liens – 40% of LTM EBITDA. Permitted Collateral Liens - 10% of LTM EBITDA.	Paragraph (cc) of the definition of “Permitted Liens”, Schedule 17 Paragraph (c) of the definition of “Permitted Collateral Lien”, Schedule 17
Permitted Collateral Liens with Super Senior Priority Status:	Indebtedness Incurred under the following provisions will be permitted to be secured on a super senior priority basis in respect of the proceeds from the enforcement of the Charged Property and certain distressed disposals of assets pursuant to the Intercreditor Agreement:	Paragraph (b)(ii) of the definition of “Permitted Collateral Lien”, Schedule 17

(a) the “RCF Credit Facility Basket”;

(b) the “Operating / cash management / overdraft facilities” basket in a principal amount which does not exceed 25% LTM EBITDA;

(c) Indebtedness Incurred in connection with Hedging Obligations under paragraph 1(b)(vi), Schedule 15; and

(d) the “Pensions Liabilities Basket”.
Events of Default
Cross acceleration / judgment default / appointment of liquidator	30% of LTM EBITDA.	Paragraphs 1(d), 1(e) and 1(f), Schedule 16

45	Project Swan: Term Sheet

Basket / Threshold	Description – Facilities Agreement	Provision of Precedent Facilities Agreement (if applicable)
Other
MFN Threshold Amount	100% of LTM EBITDA.	Definition of MFN Threshold Amount, Clause 27.11
Inside Maturities Basket:	30% of LTM EBITDA.	Proviso (2) to paragraph (b), Clause 27.11
Pension Liabilities Basket	50% of LTM EBITDA.	Definition of “Pension Liabilities Basket”, Schedule 17

46	Project Swan: Term Sheet

Appendix C
Agreed Form Interim Facilities Agreement

[Redacted]

47	Project Swan: Commitment Letter

Appendix D
Form of Accession Deed

THIS DEED POLL dated [●] (the “Accession Deed”) is supplemental to a commitment letter dated [●] between [●] as the Company and [●] as Commitment Part[y]/[ies] (each as defined therein) (the “Commitment Letter”).

1.	Terms defined in the Commitment Letter have the same meanings when used in this Accession Deed.

2.	This is an Accession Deed referred to in the Commitment Letter.

3.	The Permitted Company Transferee named in the execution blocks to this Accession Deed hereby undertakes for the benefit of each other party to the Commitment Letter and the other Commitment Documents that with effect on and from the date of this Accession Deed it will be bound by the terms of the Commitment Letter and the other Commitment Documents as if it had been an original party to the Commitment Letter and the other Commitment Documents in that capacity.

4.	In accordance with paragraph 14.3 of the Commitment Letter, we hereby accept and agree to the terms of the Commitment Letter and the other Commitment Documents, and no further acknowledgement or acceptance from the Company shall be required.

5.	Our address and contact details for notices delivered under the Commitment Letter are:

Address: [●]

Email: [●]

Attention: [●]

6.	This Accession Deed and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

THIS DEED POLL has been executed and delivered as a deed on the date stated at the beginning of this Accession Deed.

EXECUTED as a DEED by	)
[●]	)
acting by its authorised signatory under the	)
authority of the company, in accordance with the	)
laws of its jurisdiction of incorporation	)	Authorised Signatory

48	Project Swan: Commitment Letter

This letter has been executed and delivered as a deed on the date stated at the beginning of this letter.

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
BSCH III DAC	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ David Greene
Authorised Signatory
		Name:	David Greene
		Title:	Director

/s/ Gustavo Nicolosi
Authorised Signatory
		Name:	Gustavo Nicolosi
		Title:	Director

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
Goldman Sachs BDC, Inc.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Tucker Greene
Authorised Signatory
		Name:	Tucker Greene
		Title:	Authorized Signatory

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
GOLDMAN SACHS PRIVATE CREDIT CORP.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Tucker Greene
Authorised Signatory
		Name:	Tucker Greene
		Title:	Authorized Signatory

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
WSLP V EUROPEAN LEVERED	)
INVESTMENTS (B), S.A R.L.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Valérie Anouil
Authorised Signatory
		Name:	Valérie Anouil
		Title:	Manager

/s/ Tural Taghiyev
/s/ Lucia Casasco
Authorised Signatory
		Name:	Broad Street Luxembourg S.a r.l., Represented by Tural Taghiyev and Lucia Casasco
		Title:	Managers

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
WSLP V EUROPEAN UNLEVERED	)
INVESTMENTS, S.A R.L.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Valérie Anouil
Authorised Signatory
		Name:	Valérie Anouil
		Title:	Manager

/s/ Tural Taghiyev
/s/ Lucia Casasco
Authorised Signatory
		Name:	Broad Street Luxembourg S.a r.l., Represented by Tural Taghiyev and Lucia Casasco
		Title:	Managers

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
WSLP V EUROPEAN UNLEVERED	)
INVESTMENTS II, S.A R.L.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Valérie Anouil
Authorised Signatory
		Name:	Valérie Anouil
		Title:	Manager

/s/ Tural Taghiyev
/s/ Lucia Casasco
Authorised Signatory
		Name:	Broad Street Luxembourg S.a r.l., Represented by Tural Taghiyev and Lucia Casasco
		Title:	Managers

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
WSLP V GLOBAL LEVERED	)
INVESTMENTS (B), S.A R.L.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Valérie Anouil
Authorised Signatory
		Name:	Valérie Anouil
		Title:	Manager

/s/ Tural Taghiyev
/s/ Lucia Casasco
Authorised Signatory
		Name:	Broad Street Luxembourg S.a r.l., Represented by Tural Taghiyev and Lucia Casasco
		Title:	Managers

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
WSLP V GLOBAL UNLEVERED	)
INVESTMENTS, S.A R.L.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Valérie Anouil
Authorised Signatory
		Name:	Valérie Anouil
		Title:	Manager

/s/ Tural Taghiyev
/s/ Lucia Casasco
Authorised Signatory
		Name:	Broad Street Luxembourg S.a r.l., Represented by Tural Taghiyev and Lucia Casasco
		Title:	Managers

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
WSLP V EUROPEAN LEVERED	)
REVOLVER INVESTMENTS (B), S.A R.L.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Valérie Anouil
Authorised Signatory
		Name:	Valérie Anouil
		Title:	Manager

/s/ Tural Taghiyev
/s/ Lucia Casasco
Authorised Signatory
		Name:	Broad Street Luxembourg S.a r.l., Represented by Tural Taghiyev and Lucia Casasco
		Title:	Managers

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
WSLP V GLOBAL LEVERED	)
REVOLVER INVESTMENTS, S.A R.L.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Valérie Anouil
Authorised Signatory
		Name:	Valérie Anouil
		Title:	Manager

/s/ Tural Taghiyev
/s/ Lucia Casasco
Authorised Signatory
		Name:	Broad Street Luxembourg S.a r.l., Represented by Tural Taghiyev and Lucia Casasco
		Title:	Managers

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
WSLP V GLOBAL UNLEVERED	)
REVOLVER INVESTMENTS, S.A R.L.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Valérie Anouil
Authorised Signatory
		Name:	Valérie Anouil
		Title:	Manager

/s/ Tural Taghiyev
/s/ Lucia Casasco
Authorised Signatory
		Name:	Broad Street Luxembourg S.a r.l., Represented by Tural Taghiyev and Lucia Casasco
		Title:	Managers

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
WEST STREET GCPD PARTNERS,	)
S.A R.L.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Emmanuel Cogels
Authorised Signatory
		Name:	Emmanuel Cogels
		Title:	Manager

/s/ Tural Taghiyev
/s/ Lucia Casasco
Authorised Signatory
		Name:	Broad Street Luxembourg S.a r.l., Represented by Tural Taghiyev and Lucia Casasco
		Title:	Managers

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
WEST STREET PKA PARTNERS II,	)
S.A R.L.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Emmanuel Cogels
Authorised Signatory
		Name:	Emmanuel Cogels
		Title:	Manager

/s/ Tural Taghiyev
/s/ Lucia Casasco
Authorised Signatory
		Name:	Broad Street Luxembourg S.a r.l., Represented by Tural Taghiyev and Lucia Casasco
		Title:	Managers

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
BROAD STREET TENO PARTNERS,	)
S.A R.L.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Emmanuel Cogels
Authorised Signatory
		Name:	Emmanuel Cogels
		Title:	Manager

/s/ Tural Taghiyev
/s/ Lucia Casasco
Authorised Signatory
		Name:	Broad Street Luxembourg S.a r.l., Represented by Tural Taghiyev and Lucia Casasco
		Title:	Managers

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
HPS INVESTMENT PARTNERS, LLC	)
(acting on behalf of certain funds, entities	)
(or affiliates or subsidiaries of such funds	)
or entities) and/or accounts managed, advised	)
or controlled by it or its subsidiaries or affiliates))		/s/ Roisin Conran
Authorised Signatory
		Name:	Roisin Conran
		Title:	Managing Director

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
PSP INVESTMENTS CREDIT EUROPE	)
L.P. acting by PSP Investments Credit	)
Europe GP LLP, an English limited	)
liability partnership, its general partner	)	/s/ Camillo Villani
Authorised Signatory
		Name:	Camillo Villani
		Title:	Authorised Signatory

/s/ Andrew Fusco
Authorised Signatory
		Name:	Andrew Fusco
		Title:	Authorised Signatory

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
BLACKSTONE ALTERNATIVE CREDIT	)
ADVISORS LP (on behalf of its affiliates and	)
funds and accounts managed, advised or	)
sub-advised by it or its affiliates).	)	/s/ Marisa Beeney
Authorised Signatory
		Name:	Marisa Beeney
		Title:	Authorised Signatory

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

ORIGINAL COMMITMENT PARTY

EXECUTED as a DEED by	)
HAVIBEE INVESTMENT PTE. LTD.	)
acting by its authorised signatories	)
in accordance with the	)
laws of its jurisdiction of incorporation	)	/s/ Arthur Chen Yi-Liong
Authorised Signatory
		Name:	Arthur Chen Yi-Liong
		Title:	Director

/s/ Nicholas Lee Yincai
Authorised Signatory
		Name:	Nicholas Lee Yincai
		Title:	Director

Notice Details

Address:	[***]
Email:	[***]

Attention:	[***]

[Project Swan: Signature Page to Commitment Letter]

We acknowledge and agree to the above.

EXECUTED as a DEED by	)
SI Swan UK Bidco Limited	)
and signed on its behalf by:	)
	)	/s/ Jill Whittaker
Director
Name: Jill Whittaker

Notice Details

Address:	2nd Floor, Dorey Court, Elizabeth Avenue, St. Peter Port, Guernsey, GY1 2HT

Email:	[***] / [***] / [***]

Attention:	Giles Reaney / Rishabh Jain / Annie Zhuo

With a copy to (which shall not constitute notice):

Address:	Kirkland & Ellis International LLP, 30 St Mary Axe, London, EC3A 8AF, UK

Email:	christopher.shield@kirkland.com / leon.daoud@kirkland.com / thomas.raftery@kirkland.com

Attention:	Christopher Shield / Leon Daoud / Thomas Raftery

[Project Swan: Signature Page to Commitment Letter]